SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

Webster Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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March 9, 2007

To the Shareholders of
Webster Financial Corporation:

You are cordially invited to attend the Webster Financial Corporation Annual Meeting of Shareholders to be held on Thursday, April 26, 2007 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702.

At the Annual Meeting, you will be asked: (i) to elect three directors to serve for three-year terms; (ii) to amend Webster’s 1992 Stock Option Plan; (iii) to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2007; and (iv) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

The Board of Directors unanimously recommends that you vote FOR the election of all the Board’s nominees for election as directors and FOR each of the other proposals listed above. We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 2006 Annual Report.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so.

Sincerely,
James C. Smith
Chairman and Chief Executive Officer

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
ELECTION OF DIRECTORS (Proposal 1)
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
STOCK OWNED BY MANAGEMENT
PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSED AMENDMENT TO 1992 STOCK OPTION PLAN (Proposal 2)
Equity Compensation Plan Information
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 3)
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR INCLUSION IN PROXY STATEMENT
OTHER MATTERS
WEBSTER FINANCIAL CORPORATION 1992 STOCK OPTION PLAN (as amended and restated effective October 23, 2006, as amended effective January 28, 2007)

WEBSTER FINANCIAL CORPORATION
145 Bank Street
Waterbury, Connecticut 06702
800-325-2424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2007

To the Shareholders of
Webster Financial Corporation:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Webster Financial Corporation (“Webster”) will be held on Thursday, April 26, 2007 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, for the following purposes:

1.	Election of Directors. To elect three directors to serve for three-year terms (Proposal 1);

2.	Amendment of 1992 Stock Option Plan. To amend Webster’s 1992 Stock Option Plan (Proposal 2);

3.	Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster for the fiscal year ending December 31, 2007 (Proposal 3); and

4.	Other Business. To transact any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of Webster’s Board of Directors.

The Board of Directors has fixed the close of business on February 22, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
By order of the Board of Directors

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut
March 9, 2007

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

WEBSTER FINANCIAL CORPORATION
145 Bank Street
Waterbury, Connecticut 06702
800-325-2424

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2007

Solicitation, Voting and Revocability of Proxies

This Proxy Statement (the “Proxy Statement”) is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation (“Webster” or the “Corporation”), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of Common Stock, par value $.01 per share (the “Common Stock”), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 26, 2007 at 4:00 p.m., Eastern Time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702 (the “Annual Meeting”) and at any adjournments thereof. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 9, 2007.

The Annual Meeting has been called for the following purposes: (i) to elect three directors to serve for three-year terms (Proposal 1); (ii) to amend Webster’s 1992 Stock Option Plan to increase the number of shares of Common Stock available for issuance thereunder by 1.6 million shares (Proposal 2); (iii) to ratify the appointment by the Board of Directors of the firm of KPMG LLP as the independent registered public accounting firm of Webster for the year ending December 31, 2007 (Proposal 3); and (iv) to transact any other business that properly comes before the Annual Meeting or any adjournments thereof.

If you vote using the enclosed proxy card, your shares will be voted in accordance with the instructions indicated. Executed but unmarked proxies will be voted FOR the election of the Board’s nominees as directors, FOR amendment of Webster’s 1992 Stock Option Plan and FOR the ratification of the appointment of Webster’s independent registered public accounting firm. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder’s proxy. A shareholder may, however, revoke a proxy at any time before it is voted: (i) by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Mark S. Lyon, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702; (ii) by re-voting by telephone or on the Internet; or (iii) by attending the Annual Meeting and voting in person.

The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. Webster also has retained Morrow & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,000, plus reimbursement of certain out-of-pocket expenses.

Who Can Vote. The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on February 22, 2007 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 10,932 holders of record of the 56,515,026 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

Voting. If your Common Stock is held by a broker, bank or other nominee (i.e., in “street name”), you should receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock:

•	by using the toll-free telephone number listed on the proxy card,
•	by using the Internet website listed on the proxy card,
•	by signing, dating and mailing the proxy card in the enclosed postage-paid envelope, or
•	by attending the Annual Meeting and voting in person.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with your instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

Vote by Telephone. If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 25, 2007. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. If you vote by telephone, you do not need to return your proxy card.

Vote by Internet. If you hold your Common Stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m., Eastern Time, on April 25, 2007. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to amend Webster’s 1992 Stock Option Plan and to ratify the appointment of Webster’s independent registered public accounting firm. Shareholders’ votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

Electronic Delivery of Proxy Materials. As a shareholder, you have the option of electing to receive future proxy materials (including annual reports) online over the Internet. This online service provides savings to Webster by eliminating printing, mailing, processing and postage costs associated with hard copy distribution. You may enroll for this service on the Internet after you vote your shares in accordance with the instructions for Internet voting set forth on the enclosed proxy card. You may also enroll for electronic delivery of future Webster proxy materials at any time on the Corporation’s website at www.wbst.com. Under “Electronic Enrollment,” select the “Click Here To Enroll” link. Then select the box indicating your appropriate form of share ownership, and follow the instructions for electronic delivery enrollment. In the future, you will receive an email message, at the address you provided while enrolling, informing you that the Webster proxy materials are available to be viewed online on the Internet. Follow the instructions to view the materials and vote your shares. Your enrollment in electronic delivery of Webster proxy materials will remain in effect until revoked by you.

Annual Report on Form 10-K. Webster is required to file an annual report on Form 10-K for its 2006 fiscal year with the Securities and Exchange Commission (“SEC”). Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to Mark S. Lyon, Assistant Secretary, Webster Financial Corporation, 145 Bank Street, Waterbury, Connecticut 06702. Our annual report on Form 10-K is available on the Corporation’s website, www.wbst.com.

ELECTION OF DIRECTORS
(Proposal 1)

At the Annual Meeting, three directors will be elected to serve for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a majority of the votes cast by shares present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

In October 2006, the Board of Directors approved an amendment to Webster’s Bylaws to require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In addition, under Webster’s Bylaws, incumbent directors nominated for reelection are required, as a condition to such nomination, to submit a conditional letter of resignation. In the event an incumbent nominee for director fails to receive a majority of the votes cast at an annual meeting, the Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board’s decision.

Under the terms of the May 2004 acquisition of FIRSTFED AMERICA BANCORP, Webster invited Robert F. Stoico, the former Chairman and Chief Executive Officer of FIRSTFED, to serve as a member of the Board of the Corporation for a term expiring in 2007. In addition, Mr. Stoico’s term as a director of Webster Bank also expires in 2007. The Board of Directors greatly appreciates the service and contributions of Mr. Stoico to the success of Webster.

The Board of Directors currently consists of 11 members, and is divided into three classes, which are composed of four, four and three directors, respectively. The term of office of one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified. Effective upon the Annual Meeting, the Board of Directors has been set at 10 members, divided into three classes of four, three and three directors, respectively.

Information as to Nominees and Other Directors

The following table sets forth the names of the Board of Directors’ nominees for election as directors and the current directors of Webster. Also set forth is certain other information with respect to each such person’s age at December 31, 2006, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank, National Association (“Webster Bank”).

				Positions
				Held with
Director Nominees for a	Age at	Director	Expiration	Webster and	Committee
Three-Year Term:	12/31/2006	Since	of Term	Webster Bank	Membership

Joel S. Becker	58	1986	2007	Director	Executive; Compensation (Chairman); Nominating and Corporate Governance

William T. Bromage	61	2001	2007	President, Chief Operating Officer and Director; Vice Chairman of Webster Bank	—

James C. Smith	57	1986	2007	Chairman, Chief Executive Officer and Director	Executive (Chairman)

Directors:

George T. Carpenter	66	1998	2008	Director	Compensation; Risk

John J. Crawford	62	1996	2008	Lead Director	Executive; Nominating and Corporate Governance (Chairman); Compensation

Robert A. Finkenzeller	56	1986	2009	Director	Audit; Compensation

Roger A. Gelfenbien	63	2003	2009	Director	Audit; Nominating and Corporate Governance

C. Michael Jacobi	64	1993	2008	Director	Executive; Audit (Chairman); Risk

Laurence C. Morse	55	2004	2009	Director	Executive; Risk (Chairman)

Karen R. Osar	57	2006	2008	Director	Risk

Robert F. Stoico*	66	2004	2007	Director; Former Chairman and Chief Executive Officer of Webster Bank, Massachusetts and Rhode Island Region	—

*	Outgoing director

Joel S. Becker is Chairman, President and Chief Executive Officer of Torrington Supply Co., Inc., a Waterbury, Connecticut based wholesale distributor of plumbing, heating, and industrial pipe valve and fitting supplies to contractors and industry. Mr. Becker is Chairman of the Compensation Committee and a member of the Executive Committee and the Nominating and Corporate Governance Committee.

William T. Bromage is President, Chief Operating Officer and a director of Webster and Webster Bank and Vice Chairman of Webster Bank. Mr. Bromage was elected President in April 2000 and Chief Operating Officer in January 2002. From September 1999 to April 2000, he served as Senior Executive Vice President, Business Banking and Corporate Development of Webster and Webster Bank. Mr. Bromage serves on the boards of MetroHartford Alliance, Connecticut Public Broadcasting and Junior Achievement of Southwest New England.

George T. Carpenter has been President and Treasurer of S. Carpenter Construction Co. and Carpenter Realty Co. since 1977, which firms are headquartered in Bristol, Connecticut. Mr. Carpenter is a director of the Barnes Group, Inc. (NYSE: B), a publicly held company headquartered in Bristol, Connecticut engaged in the manufacture of springs and aircraft parts and distribution of automobile parts. Mr. Carpenter is a member of the Compensation Committee and the Risk Committee.

John J. Crawford is President of Strategem, LLC, a New Haven, Connecticut based company which provides consulting services to the business and not-for-profit community on business and financial strategies. Mr. Crawford served as President, Chief Executive Officer and a director of Aristotle Corporation, a New Haven, Connecticut based education training company, from October 1992 through December 2002. Mr. Crawford continued to serve on the Board of Directors of Aristotle Corporation until August 31, 2005. From 1994 until December 2000, he served as President and Chief Executive Officer of the South Central Connecticut Regional Water Authority, New Haven, Connecticut. Mr. Crawford is Lead Director, Chairman of the Nominating and Corporate Governance Committee, and a member of the Executive Committee and the Compensation Committee.

Robert A. Finkenzeller is President of Eyelet Crafters, Inc., a Waterbury, Connecticut based company that manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields. Mr. Finkenzeller has held this position since 1990. Mr. Finkenzeller is a member of the Audit Committee and the Compensation Committee.

Roger A. Gelfenbien was the Managing Partner in Andersen Consulting’s (now Accenture) Hartford, Connecticut office from 1989 until his retirement in 1999. His experience with Andersen Consulting included participation on engagements for several State of Connecticut agencies, local governments, insurance companies and banks. He served as Chairman of the University of Connecticut Board of Trustees from July 1997 to June 2003 and participated in the development of UConn 2000, a major state-funded capital program with the purpose of revitalizing the University and its main campus. Mr. Gelfenbien is a member of the board of trustees of The Phoenix Edge Series Fund and USAllianz Variable Insurance Product Trust. Mr. Gelfenbien is a member of the Audit Committee and the Nominating and Corporate Governance Committee.

C. Michael Jacobi is President of Stable House, LLC, a private Middlebury, Connecticut based company engaged in residential real estate development. Mr. Jacobi served from June 2001 to May 2005 as President, Chief Executive Officer and a Director of Katy Industries, Inc., a public company headquartered in Middlebury, Connecticut engaged in the design, manufacture and distribution of maintenance and electrical products. Mr. Jacobi is a certified public accountant. He is a member of the board of directors of Corrections Corporation of America (CCA), a publicly held company headquartered in Nashville, Tennessee engaged in the ownership and management of prisons for federal, state and local governments, is a member of the board of directors of Sturm Ruger & Co., Inc. (NYSE: RGR), a publicly held company headquartered in Southport, Connecticut engaged in the design, manufacture and distribution of consumer products and is a member of the board of directors of Kohlberg Capital Corporation (KCAP), a publicly held company headquartered in New York, New York making loans to and investing in equity positions in middle market companies. He is Chairman of the Audit Committee and a member of the Executive Committee and the Risk Committee.

Laurence C. Morse is the co-founder and Chief Executive Officer of Fairview Capital Partners, Inc., in Farmington, Connecticut, an investment management firm established in 1994 that oversees venture capital funds, some of which invest capital in venture capital partnerships and similar investment vehicles that provide capital primarily to minority-controlled companies. Mr. Morse is a director of the Princeton University Investment Company and is a former director and chairman of The National Association of Investment Companies, a private, not-for-profit trade association that represents 52 private equity and specialty finance investment firms. He is Chairman of the Risk Committee and is a member of the Audit Committee and the Executive Committee.

Karen R. Osar is Executive Vice President and Chief Financial Officer of Chemtura Corporation, a specialty chemicals company headquartered in Middlebury, Connecticut. From 1999 to June 2004, Ms. Osar served as Senior Vice President and Chief Financial Officer of Mead Westvaco Corporation. She is a director of the Bank of New York Hamilton Mutual Funds. Ms. Osar is a member of the Risk Committee.

James C. Smith is Chairman, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chief Executive Officer in 1987 and Chairman in 1995. Mr. Smith joined Webster Bank in 1975, and was elected President, Chief Operating Officer and a director of Webster Bank in 1982 and of Webster in 1986. Mr. Smith served as President of Webster and Webster Bank until April 2000. Mr. Smith is a member of the Federal Advisory Council, which advises the deliberations of the Federal Reserve Board of Governors. He is a member of the executive committee of the Connecticut Bankers Association and is a former member of the board of directors of the American Bankers Association (ABA) and the Federal Home Loan Bank of Boston. He is a director of MacDermid, Incorporated (NYSE: MRD), and the Palace Theater and St. Mary’s Hospital in Waterbury, Connecticut. Mr. Smith is Chairman of the Executive Committee.

Robert F. Stoico was Chairman and Chief Executive Officer of Webster Bank, Massachusetts and Rhode Island Region until his retirement in 2005. Mr. Stoico served as Chairman, President and Chief Executive Officer of FIRSTFED AMERICA BANCORP, located in Swansea, Massachusetts from 1996 until May 2004, when it was acquired by Webster. He was President and Chief Executive Officer of First Federal Savings Bank of America from 1977 until May 2004. Mr. Stoico is a certified public accountant. Over his career Mr. Stoico has served in many roles within the banking industry and is active in many community and civic affairs.

The Board of Directors recommends that shareholders vote FOR the election of all of its director nominees.

CORPORATE GOVERNANCE

General

The business and affairs of Webster are managed under the direction of the Board of Directors. Members of the Board are kept informed of Webster’s business through discussions with the Chairman of the Board and Webster’s other executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board is also kept apprised by the Chairman of the Board and management of continuing educational programs on corporate governance and fiduciary duties and responsibilities. In addition, new directors of Webster participate in an orientation program which is designed to familiarize them with Webster’s business and operations, and with their duties as directors under applicable laws and regulations. Each member of the Board also serves as a director of Webster Bank.

Webster believes in the importance of sound and effective corporate governance. Over the years Webster has forged an explicit link between its corporate culture and corporate governance by identifying its core values, communicating them and living them every day. With uncompromising commitment to its core principles, Webster continues to add value for its customers, shareholders, employees and the communities it serves. The Board has adopted corporate governance practices and policies which the Board and senior management believe promote this philosophy.

Director Independence

Pursuant to the New York Stock Exchange (“NYSE”) listing standards, Webster is required to have a majority of “independent directors” on its Board of Directors. In addition, the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee must be composed solely of independent directors. The NYSE listing standards define specific relationships that would disqualify a director from being independent and further require that for a director to qualify as “independent,” the board of directors must affirmatively determine that the director has no material relationship with the Corporation.

The Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, conducted an evaluation of director independence, based primarily on a review of the responses of the directors and executive officers to questions regarding employment and compensation history, affiliations and family and other relationships, including those relationships described under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships” on page 37 of this Proxy Statement, and on discussions with the Board of Directors.

As a result of this evaluation, the Board of Directors affirmatively determined that each of Messrs. Becker, Carpenter, Crawford, Finkenzeller, Gelfenbien, Jacobi, Morse and Ms. Osar is an “independent director” for purposes of Section 303A of the Listed Company Manual of the NYSE and applicable SEC rules and regulations. In connection with this evaluation, the Board considered that in addition to Webster providing lending and other financial services to directors, their immediate family members, and their affiliated organizations in the ordinary course of business, some directors and their affiliated entities provide services to Webster in the ordinary course of business. In particular, the Board considered the following relationships:

•	George T. Carpenter is the President and Treasurer of Carpenter Realty Co. and in 2006 Webster rented office and storage space from Carpenter Realty Co.;

•	Gregory Jacobi is C. Michael Jacobi’s son, and in 2006 Gregory Jacobi was employed by Webster Bank as a VP-IT Senior Manager; and

•	John J. Crawford is a director of St. Martin de Porres Academy, a charitable organization whose mission is to give underserved and economically disadvantaged children in the greater New Haven, Connecticut area a tuition-subsidized middle school education. During 2006, Webster Bank made charitable contributions totaling $22,000 to the St. Martin de Porres Academy.

The amounts paid by Webster to Carpenter Realty did not exceed the thresholds contained in the NYSE rules regarding independence and the Board determined that this transaction was not material to either Webster or Carpenter

Realty and would not impair Mr. Carpenter’s independence. The Board considered that C. Michael Jacobi’s son Gregory is an employee of Webster Bank. Mr. Jacobi’s son’s employment position with Webster Bank does not violate the independence standards contained in the NYSE rules and the Board determined that this relationship is not material and would not impair Mr. Jacobi’s independence, in part because Mr. Jacobi’s son is not an executive officer of Webster and his compensation and benefits were established in accordance with the compensation policies and practices applicable to Webster employees in comparable positions. The Board determined that the amount contributed by Webster Bank to the St. Martin de Porres Academy was not material to either Webster or the St. Martin de Porres Academy and would not impair Mr. Crawford’s independence.

Mr. Smith and Mr. Bromage are not considered independent because they are executive officers of Webster and Webster Bank. Mr. Stoico is not considered independent because he was an executive officer of Webster Bank within the last three years.

Executive Sessions of Independent Directors

In keeping with Webster’s Corporate Governance Policy, in 2006 the Board of Directors held 2 meetings that were limited to independent directors. Webster’s Corporate Governance Policy provides that the Board of Directors shall appoint an independent director to serve as the lead director of the Board of Directors for a one-year term, or until a successor is appointed. The lead director presides over the executive sessions of outside directors and assists and advises the Chairman of the Board. During fiscal year 2006, Mr. Crawford served as the lead director.

Board of Director and Committee Meetings

During 2006, Webster held 12 meetings of its Board of Directors. Each incumbent director attended at least 75 percent of the aggregate of (i) the total number of meetings held by the Board of Directors during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the individual served during the period that the individual served.

Committees of the Board of Directors; Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Board of Directors has established five standing committees. The standing committees are the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Executive Committee and the Risk Committee. The Board of Directors has adopted a charter for each of these committees, as well as corporate governance guidelines that address the make-up and functioning of the Board of Directors and qualification guidelines for board members. The Board of Directors has also adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all employees, officers and directors. Each employee, officer and director participates in an annual training session that focuses on topics covered by our code of business conduct and ethics. The training reinforces our core values and our commitment to full compliance with applicable laws and regulations. You can find links to these materials on the Corporation’s website at: www.wbst.com.

You can also obtain a printed copy of any of the materials referred to above, without charge, by contacting us at the following address:

Webster Financial Corporation
145 Bank Street
Waterbury, Connecticut 06702
Attn: Harriet Munrett Wolfe, Esq.
Executive Vice President, General Counsel and Secretary

The Board of Directors has determined that all of the Directors who serve on the Audit, Compensation, and Nominating and Corporate Governance committees are “independent” for purposes of Section 303A of the Listed Company Manual of the NYSE. In addition, all of the Directors who serve on the Risk Committee are “independent.”

Audit Committee

The Board of Directors has appointed an Audit Committee that oversees the Corporation’s financial reporting process, the system of internal financial and accounting controls, the audit process, and compliance with applicable laws and regulations. The Audit Committee reviews the Corporation’s annual financial statements, including management’s discussion and analysis, and regulatory examination findings. The Audit Committee recommends the appointment of an independent registered public accounting firm and is responsible for the oversight of such firm. A copy of the Audit Committee’s charter is available on the Corporation’s website at: www.wbst.com. During 2006, the Audit Committee held 8 meetings. The members of the Audit Committee currently are Messrs. Jacobi (Chairman), Finkenzeller, Gelfenbien and Morse. Each of the members of the Audit Committee meets the independence requirements of the rules of the NYSE and applicable rules and regulations of the SEC. The Board of Directors has determined that each of the members of the Audit Committee is financially literate and “independent” for purposes of current NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and that Mr. Jacobi is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Board of Directors has appointed a Compensation Committee. Each of the members of the Compensation Committee meets the independence requirements of the rules of the NYSE, and also serves as the Compensation Committee of the Corporation’s subsidiary, Webster Bank. The members of the Compensation Committee currently are Joel S. Becker (Chairman), George T. Carpenter, John J. Crawford and Robert A. Finkenzeller. A copy of the Compensation Committee’s charter is available on the Corporation’s website at: www.wbst.com.

Pursuant to the Compensation Committee’s charter, among other responsibilities, the Committee is charged with annually reviewing and making recommendations to the non-employee members of the Board of Directors with respect to the following elements of compensation paid to the CEO and other executive officers: (i) annual base salary, (ii) annual bonus arrangements, (iii) any long-term incentive compensation, (iv) any employment agreements, severance arrangements, and change in control and similar agreements/provisions, and, any amendments, supplements or waivers to the foregoing agreements, and (v) any perquisites, special or supplemental benefits.

All recommendations of the Committee regarding the compensation of executive officers are subject to approval by the non-employee members of the Board of Directors, which has ultimate responsibility over such matters, except that the Committee has the authority to approve the compensation offered to newly hired or newly appointed employees for or in executive officer positions, other than CEO, COO or CFO, including base salary, annual bonus, long-term incentive bonus and employee benefits, without such compensation offer being subject to approval by the non-employee members of the Board of Directors.

During 2006, the Compensation Committee held 5 meetings. The Executive Vice President of Human Resources serves as secretary to the Committee and provides reports at each meeting on Webster’s employment policies and practices and provides recommendations to the Committee regarding the amount and form of executive compensation and benefits. Compensation Committee meetings are attended by Webster’s CEO, COO, and CFO; however, they do not participate in portions of meetings where their own compensation and benefits are discussed.

In carrying out its responsibilities, the Compensation Committee engages an outside compensation consultant to provide an independent analysis of Webster’s executive compensation program and practices and to assist the Committee in making recommendations. The Committee has the authority to hire and fire the consultant and determine the nature and scope of the consultant’s assignments. During the first half of 2006, the Committee engaged Mercer HR Consulting as outside compensation consultant. At the July 24, 2006 Compensation Committee meeting, the Committee terminated its relationship with Mercer HR Consulting and engaged Hewitt Associates.

The Compensation Committee engaged Hewitt to offer perspectives on annual pay and performance reviews, current executive compensation trends and compensation programs currently in place at Webster. Hewitt also reviewed the Committee’s decision-making process, Webster’s executive talent and business strategies, and the competitive landscape. At the direction of the Compensation Committee, Hewitt worked with Webster’s management to develop for the Committee proposals regarding executive compensation programs and arrangements, in particular the current Annual Incentive Program and the freezing of Supplemental Retirement Plan benefits. The Committee weighs the consultant’s perspective as part of its decision making process, and in turn may ask the consultant to communicate the

Committee’s preferences, perspectives, and decision-making parameters to management. The Committee communicates compensation decisions directly to management.

Executive Committee

The Board of Directors has appointed an Executive Committee that has responsibility for overseeing management’s monitoring of security issues. It also serves as the loan committee and the exploratory committee for mergers and acquisitions. During 2006, the Executive Committee held 3 meetings. The members of the Executive Committee are Messrs. Becker, Crawford, Jacobi, Morse and Smith (Chairman).

Nominating and Corporate Governance Committee

The Board of Directors has appointed a Nominating and Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the Corporation. The Nominating and Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election or reelection as a director, and recommends director nominees to fill vacancies on the Board and for approval by the Board of Directors and the shareholders. A copy of the Nominating and Corporate Governance Committee’s charter is available on the Corporation’s website at: www.wbst.com. During 2006, the Nominating and Corporate Governance Committee held 3 meetings. The members of the Nominating and Corporate Governance Committee are Messrs. Becker, Crawford (Chairman) and Gelfenbien.

Risk Committee

The Board of Directors has appointed a Risk Committee whose primary function is to assist the Board in fulfilling its oversight responsibilities regarding the Corporation’s enterprise risk management, receiving information regarding the Corporation’s policies, procedures and practices relating to risk, and discussing material regulatory issues, compliance matters, and emerging risks to the Corporation. During 2006, the Risk Committee held 7 meetings. The members of the Risk Committee are Messrs. Carpenter, Jacobi, Morse (Chairman) and Ms. Osar.

Director Qualifications and Nominations

The Board of Directors believes that it should be composed of directors with diverse experience in business and in areas that are relevant to the Corporation, and that directors should, at a minimum, possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the shareholders. Directors should also have an objective perspective and practical wisdom, and should be willing and able to devote the required amount of time to Webster’s business.

When considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	Independence from management;
•	Judgment, skill, integrity and reputation;
•	Relevant specific industry experience;
•	Age, gender and ethnic background;
•	Current position with another business or entity;
•	Potential conflicts of interests with other pursuits; and
•	Existing ties to the Corporation’s and Bank’s markets.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others, including third party search firms. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

Webster’s Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days’ notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 14, 2007 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on February 14, 2007. The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 13 of Webster’s Bylaws, which must be set forth in a shareholder’s notice of nomination. Section 13 of Webster’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Webster which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on Webster’s books, of such shareholder and (ii) the class and number of shares of Webster which are beneficially owned by such shareholder. In considering any nominees for directors recommended by a shareholder, the Nominating and Corporate Governance Committee considers, among other things, the same factors set forth above.

Compensation of Directors

The following table summarizes the compensation paid to Webster’s non-employee directors during 2006. Beyond these and other standard arrangements described below, no other compensation was paid to any such director.

	Fees Earned or			All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)(4)	($)

Joel S. Becker	$42,875	$24,198	$59,576	$562	$127,211

George T. Carpenter	38,500	24,198	59,576	562	122,836

John J. Crawford	57,875	24,198	59,576	562	142,211

Robert A. Finkenzeller	41,625	24,198	59,576	562	125,961

Roger A. Gelfenbien	21,000	24,198	59,576	562	105,336

C. Michael Jacobi	56,500	24,198	59,576	562	140,836

Laurence C. Morse	54,125	24,198	59,576	562	138,461

Karen R. Osar	25,250	16,974	41,041	433	83,698

Robert F. Stoico	17,500	24,425	63,100	551	105,576

(1)	Includes fees paid to Mr. Crawford as Lead Director and committee chairman, and to Messrs. Becker, Jacobi and Morse as committee chairmen.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with Statement of Financial Accounting Standards (“SFAS”) 123(R), and thus includes amounts from awards granted in 2005 and 2006. As of December 31, 2006, each director had the following number of unvested restricted shares: Ms. Osar and Messrs. Becker, Carpenter, Crawford, Finkenzeller, Gelfenbien, Jacobi, Morse and Stoico, 534 shares.

(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R), and thus includes amounts from awards granted in 2005 and 2006. As of December 31, 2006, each director had the following number of options outstanding: Mr. Becker, 28,618; Mr. Carpenter, 31,978; Mr. Crawford, 32,618; Mr. Finkenzeller, 26,618; Mr. Gelfenbien, 16,618; Mr. Jacobi, 28,618; Mr. Morse, 12,618; Ms. Osar, 4,618; and Mr. Stoico, 8,284.

(4)	Reflects the dollar amount of dividends paid on unvested restricted stock for the fiscal year ended December 31, 2006.

Webster uses a combination of cash, restricted stock and stock options to attract and retain qualified candidates to serve on the Board. Webster targets director compensation to be at the median for its Peer Group, with the opportunity to earn significantly more based on Webster’s total shareholder return. All directors receive an annual retainer for their overall role. The remaining compensation opportunity varies for each director based on committee memberships and roles, as well as attendance at meetings. Stock ownership guidelines have been established for directors to closely align directors’ interests with those of Webster’s shareholders.

During 2006, each non-employee director of Webster received an annual retainer valued at $32,000, $7,000 in cash plus 534 shares of Webster Common Stock pursuant to the 2001 Directors Retainer Fees Plan, which provides for the payment of annual retainer fees to non-employee directors in shares of Common Stock as adopted by shareholders at the 2001 Annual Meeting (the “Fees Plan”). Under the Fees Plan, each non-employee director is granted shares of Common Stock for a portion (currently $25,000) of their annual retainer determined by the average four quarter value as of the grant date. The average four quarter value is based on the average of the closing prices of Common Stock at the end of the four calendar quarters preceding the grant date, which is the date of each annual meeting of shareholders. Shares of Common Stock granted under the Fees Plan are subject to vesting requirements and other substantial risks of forfeiture.

In addition, non-employee directors of Webster received non-qualified stock options to purchase 4,618 shares of Webster Common Stock. Based upon a Black-Scholes value of $12.72 per share when the options were granted in April 2006, the estimated value of the stock options granted to each non-employee director of Webster would be $58,741.

In addition, except as set forth below, effective April 20, 2006, each non-employee director received $1,500 for each Webster or Webster Bank Board meeting attended, $1,250 for each committee meeting attended, and $750 for each telephonic Webster or Webster Bank Board meeting called by either Webster or Webster Bank, with the exception of the Risk Committee whose members received $1,250 for telephonic meetings. Each non-employee director of both Webster and Webster Bank received a total of $2,000 for separate board meetings of Webster and Webster Bank that were held on the same day. Webster also reimburses directors for reasonable travel expenses incurred in connection with attending off-site board meetings (including the travel expenses of spouses if they are specifically invited to attend).

In 2006, the Lead Director received an annual retainer of $20,000, which includes his fee as Chairman of the Nominating and Corporate Governance Committee. The Chairman of the Audit Committee received an annual retainer of $15,000, and the Chairman of the Compensation Committee and the Chairman of the Risk Committee received annual retainers of $7,500.

Non-employee directors of Webster receive no other additional compensation for serving as directors or committee members of Webster Bank. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries.

Directors are eligible to participate in Webster Bank’s nonqualified deferred compensation plan. Under the terms of the plan, executive officer participants may elect to defer up to 25% of their base pay and up to 100% of their bonuses. Director participants may elect to defer up to 100% of their cash directors’ fees. Deferral accounts are indexed to net rates of return in mutual fund portfolios chosen by each participant. (Participants had the opportunity to make an irrevocable election to have money that they deferred prior to 2004, continue to accrue monthly interest based on the ten year Treasury rate plus 100 basis points.) Deferred amounts are credited by Fidelity Investments to accounts for each participant. Such accounts, plus accrued interest, are payable upon death, disability, termination of service or a specified date that is at least five years from the year of deferral. Distribution elections may be paid in a lump sum or in ten annual installments, except in the case of disability, where lump sum distribution is required.

The Board of Directors of Webster established stock ownership guidelines for non-employee directors to closely align non-employee directors’ interests with those of the Corporation’s shareholders. The guidelines require non-employee directors to own Webster Common Stock with a market value equal to at least $100,000. Non-employee directors who do not meet the guidelines agree to hold all long-term incentives which include vested restricted stock and exercised stock options (net of exercise price and taxes) until they achieve the required ownership threshold of Webster Common Stock.

Communications with Directors

The Corporation’s shareholders and other interested persons who want to communicate with the Board of Directors, any individual Director, the Lead Director, the non-management Directors as a group or any other group of Directors, can write to:

[Name of Director or Directors]
c/o Lead Director of the Board of Directors
Webster Financial Corporation
P.O. Box 1074
170 Orange Street
New Haven, Connecticut 06504

All communications received (except for communications that are primarily commercial in nature or relate to an improper or irrelevant topic) will be forwarded to the intended recipient(s) or the full Board, as appropriate.

Director Attendance at Annual Meetings

Webster typically schedules a meeting of the Board of Directors in conjunction with the annual meeting and expects that the Board of Directors will attend the annual meeting, absent a valid reason, such as a previously scheduled conflict. Last year all of the individuals then serving as directors, with the exception of Mr. Stoico, attended the annual meeting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Named Executive Officers of Webster Financial Corporation

The following table sets forth information regarding the named executive officers of Webster Financial Corporation at December 31, 2006.

	Age as of
Name	December 31, 2006	Positions with Webster and Webster Bank

James C. Smith	57	Chairman, Chief Executive Officer and Director

William T. Bromage	61	President and Chief Operating Officer and Director; Vice Chairman, Webster Bank

Gerald P. Plush	48	Executive Vice President and Chief Financial Officer

Joseph J. Savage	54	Executive Vice President, Commercial Banking

Scott M. McBrair	50	Executive Vice President, Retail Banking

William J. Healy (1)	62	Former Executive Vice President and Chief Financial Officer

(1)	In August 2006, Mr. Healy retired as Executive Vice President and Chief Financial Officer of Webster.

Provided below is biographical information for each of Webster’s named executive officers, other than Messrs. Bromage and Smith. For information regarding Messrs. Bromage and Smith, see “Election of Directors — Information as to Nominees and Other Directors.”

Gerald P. Plush is Executive Vice President and Chief Financial Officer of Webster and Webster Bank. Prior to joining Webster in July 2006, Mr. Plush was employed at MBNA America in Wilmington, Delaware. In his most recent position with MBNA, he was Senior Executive Vice President and Managing Director of Corporate Development and Acquisitions. Prior to this position, Mr. Plush was Senior Executive Vice President and Chief Financial Officer of MBNA’s North American Operations, and prior to that he was Senior Executive Vice President and Chief Financial Officer of U.S. Credit Card. Mr. Plush serves on the board of directors of Ronald McDonald House of Delaware and the board of trustees for Upland Country Day School in Kennett Square, Pennsylvania.

Joseph J. Savage is Executive Vice President of Webster and Executive Vice President, Commercial Banking for Webster Bank. He joined Webster in April 2002. Prior to joining Webster, Mr. Savage was Executive Vice President of the Communications and Energy Banking Group for CoBank in Denver, Colorado from 1996 to April 2002. Mr. Savage is a director of the Connecticut Business & Industry Association.

Scott M. McBrair is Executive Vice President of Webster and Executive Vice President, Retail Banking of Webster Bank. Prior to joining Webster in April 2005, Mr. McBrair was employed at Chicago’s Bank One Corporation, which was acquired by JP Morgan Chase in 2004. In his most recent position with Chase, he was Executive Vice President and Region Executive and served as National Director-New Branches.

William J. Healy is the former Executive Vice President and Chief Financial Officer of Webster and Webster Bank, positions he held from March 2001 until his retirement in August 2006. Prior to joining Webster, Mr. Healy was the Executive Vice President and Chief Financial Officer for Summit Bancorp, a bank holding company in Princeton, New Jersey.

Compensation Committee Report

The Compensation Committee met with management to review and discuss the Compensation Discussion and Analysis disclosures that follow. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Corporation’s Form 10-K for its 2006 fiscal year, and the Board has approved that recommendation.

Compensation Committee
Joel S. Becker (Chairman)
George T. Carpenter
John J. Crawford
Robert A. Finkenzeller

Compensation Discussion and Analysis

Objectives of Compensation Program

Webster’s compensation program for its named executive officers is designed to accomplish three principal objectives. Webster believes these objectives provide a strong link between the named executive officer’s total earnings opportunity and the Corporation’s short and long-term performance. Webster’s principal compensation objectives consist of the following:

•	Total compensation opportunities must be competitive. All elements of compensation are reviewed, both separately and in aggregate, to ensure that the total amount of compensation is within appropriate competitive parameters. As discussed below, Webster’s Compensation Committee reviews compensation survey data from independent sources to ensure the total compensation program is competitive and that the named executive officers have a targeted compensation opportunity commensurate with persons with similar duties and responsibilities at Webster’s peer companies. In determining levels of executive officers’ overall compensation, the Compensation Committee also considers the qualifications and experience of the respective officer, Webster’s size and complexity of operations, its overall financial condition and, to a certain extent, the compensation paid to other persons employed by Webster.

•	Variable compensation should primarily serve to reward superior performance. Webster targets a total pay mix for the named executive officers that places a greater emphasis on variable pay tied to performance versus fixed pay. For 2006, performance-based variable pay, consisting of an annual cash bonus incentive and long-term performance-based restricted stock, constituted 58% to 73% of the named executive officers’ total compensation. Webster believes this compensation objective reinforces the Corporation’s business and financial performance. Webster also believes that directly linking a significant portion of compensation to accomplishing specific short-term and long-term results serves to create shareholder value. When Webster performs well, based on the financial and non-financial measures discussed below, the named executive officers will receive greater incentive compensation. When Webster does not meet its objectives, incentive rewards will be reduced or forfeited. Webster believes that named executive officers with sustained high performance should be rewarded more than those in similar positions with lesser performance.

•	Compensation should align the named executive officers’ interests with the long-term interests of the shareholders. Webster believes that a substantial portion of the named executive officers’ total compensation opportunity should be equity-based, serving to align named executive officer and shareholder interests and provide proper motivation for enhancing shareholder value. As an example, the CEO receives a long-term equity grant with a targeted value representing 175% of base salary, or nearly 47% of total direct compensation. Half of this equity grant is in the form of stock options, which are inherently performance-based, meaning they increase in value only to the extent the Corporation’s stock price increases. The other half of this equity grant is in the form of performance- based restricted shares that are tied to total shareholder return over a three-year period against a published financial services index and forfeitable in their entirety if Webster fails to meet a threshold return. Thus, nearly half of Mr. Smith’s targeted compensation is tied to the performance of Webster’s Common Stock. In

2006, approximately 31% to 47% of the named executive officers’ total targeted compensation package comprises equity based awards.

Benchmarking

Webster’s Compensation Committee annually reviews and makes recommendations to the non-employee members of the Board of Directors with respect to each element of compensation paid to the named executive officers. In formulating these recommendations, the total compensation for each named executive officer is reviewed each year by the Committee against the compensation practices of a group of peer companies. These peer companies for compensation purposes are identical to the “investor peer group” referenced in the investor presentations to assess Webster’s relative performance. The primary reason for choosing this particular peer group is that Webster became a commercial bank in 2004 and this group reflects a comparable commercial banking business model.

The peer group consists of 20 publicly traded commercial banks with assets ranging from $10 billion to $43 billion. At the time of the Committee’s annual compensation review, in June 2006, the median assets of the peer group were $16 billion and the median market cap was $3.6 billion versus Webster assets of $17.8 billion and market cap of $2.5 billion. The companies in the peer group are:

• Huntington Bancshares Incorporated
• Zions Bancorporation
• Commerce Bancorp Inc.
• First Horizon National Corporation
• Compass Bancshares, Inc.
• Synovus Financial Corp.
• Associated Banc-Corp
• Colonial BancGroup, Inc.
• Sky Financial Group, Inc.
• Mercantile Bankshares Corporation

• BOK Financial Corporation
• Commerce Bancshares, Inc.
• City National Corporation
• South Financial Group, Inc.
• First Citizens BancShares, Inc.
• TCF Financial Corporation
• Fulton Financial Corporation
• BancorpSouth, Inc.
• Valley National Bancorp
• FirstMerit Corporation

The Compensation Committee supplemented the compensation data from the peer group with third-party compensation survey data supplied by Mercer HR Consulting, the compensation consultant retained by the Committee for purposes of the 2006 annual review of compensation programs. The supplemental data included data for positions comparable to the named executive officers from the finance/banking industry with assets of approximately $20 billion.

The Compensation Committee also reviews the compensation practices of three additional banks that have either a similar business model as Webster and/or operate in the northeast region, but are not used in the peer group due to size, charter or pending acquisition. These companies are TD Banknorth (pending acquisition), People’s Bank (charter), and NewAlliance Bancshares (size and charter). Data for these companies were presented as additional reference points only and are not included in the peer group statistical analysis.

Based on this review, the Compensation Committee determined to target the total compensation paid to the named executive officers in 2006 to the median total compensation of the peer group. While the Committee targeted the median, it also determined that actual pay could vary between the 25th percentile and the 75th percentile of the peer group based on corporate and individual performance, particularly given the emphasis on performance-based compensation.

Elements of Compensation

Compensation paid to the named executive officers in fiscal year 2006 consisted of base salary, annual cash incentive, long-term equity incentives (awards of stock options and restricted stock), participation in Webster retirement plans, and perquisites. While each of these elements has a separate purpose and may have a different relative value to the total, as discussed below, a significant portion of the total compensation package is highly dependent on Webster’s financial success. For 2006, the mix of base salary, target annual cash incentive, and target long-term equity incentives is represented in the following table:

		Annual Cash	Annual Long-Term
		Incentive Target	Equity Incentive
	Base Salary (% of	(% of Total	Target (% of Total
Name	Total Compensation)	Compensation)	Compensation)

James C. Smith	26.7%	26.7%	46.6%

William T. Bromage	32.8%	26.2%	41.0%

Gerald P. Plush	35.7%	28.6%	35.7%

Joseph J. Savage	41.7%	27.1%	31.2%

Scott M. McBrair	41.7%	27.1%	31.2%

William J. Healy [1]	37.0%	25.9%	37.1%

1  Mr. Healy retired on August 25, 2006.

Base Salary.  Webster believes base salaries should serve the dual purpose of attracting and retaining the named executive officers as well as guaranteeing them a competitive level of base compensation. The amount of base salary relative to total target compensation for each named executive officer ranges from 26.7% to 41.7%. The named executive officers, with the exception of Mr. Plush, received merit increases in 2006 representing 3.5% of base salary. After thoroughly reviewing compensation data of the peer group, the Compensation Committee granted market adjustments to the base salaries of the named executive officers ranging from 3.7% to 9.8%. Mr. Plush did not receive a salary increase because he was hired in July 2006. The Compensation Committee implemented the merit increase and the subsequent market adjustment in response to a reasoned evaluation of total compensation levels among the peer group.

Annual Incentive Compensation.  The non-employee members of the Board of Directors each year implement an annual incentive compensation plan for the named executive officers. In the case of Mr. Smith and Mr. Bromage, the annual incentive plan is structured pursuant to Webster’s Qualified Performance Based Compensation Plan, which provides each of Mr. Smith and Mr. Bromage the opportunity to earn a bonus based on Webster’s strategic and financial performance and progress. In no event may the annual incentive exceed 2% of the Corporation’s income before taxes.

In connection with the annual incentive compensation plan, the Compensation Committee sets a target annual cash incentive compensation expressed as a percentage of base salary. The Committee then sets performance thresholds, targets, and maximums based on financial and non-financial metrics. After the end of the year, the Compensation Committee evaluates the extent to which the metrics have been achieved. This evaluation results in a percentage rating for achievement of the performance metrics ranging from 0% to 200%. The percentage so determined is applied to the target annual incentive compensation. Below threshold performance results in no bonus being paid.

For 2006, the annual cash incentive targets for the named executive officers were determined by the Compensation Committee after reviewing peer group data and are represented in the following table:

Annual Cash
Incentive Target
Name	(% of Base Salary)

James C. Smith	100

William T. Bromage	80

Gerald P. Plush	80

Joseph J. Savage	65

Scott M. McBrair	65

William J. Healy	70

For annual incentive awards to Mr. Smith, Mr. Bromage and Mr. Plush, the financial metrics are based 100% on corporate results, because they have the greatest ability to influence the financial results of the Corporation overall. Mr. Plush, who was recently hired in July 2006, was guaranteed an annual incentive award for 2006 at his time of hire of $250,000. Beginning in 2007, the CFO will have the same corporate metrics as the CEO and COO.

With respect to Mr. Savage and Mr. McBrair, the financial metrics are based 30% on corporate results and 70% on their respective business’ performance. This provides for Mr. Savage and Mr. McBrair to be aligned with the financial results of the Corporation while being rewarded primarily for the performance of the business units for which they have responsibility and therefore the greatest ability to impact results. For Mr. Savage, this means 70% of his target bonus award for 2006 was based on Commercial Banking Business results. For Mr. McBrair, 70% of his target bonus award for 2006 was based on Retail Banking business results.

Mr. Healy retired from his role as CFO in August 2006. As reported in an 8-K filed on August 28, 2006, the Board approved the payment to Mr. Healy of a pro rata portion of any annual incentive that he would have earned in 2006, pro rated based on eight months of service in the fiscal year. The Board made the decision to recommend that Mr. Healy receive pro-rated annual incentive compensation to recognize his accomplishments during the portion of the year in which he served as CFO.

For the purpose of determining Webster’s financial performance in 2006, the Committee set goals primarily based on two corporate performance metrics, with the weightings attributable to achievement of each:

•	A target for net income per share (adjusted to exclude all non-recurring items), weighted at 90%.

•	Return on average equity (ROAE), weighted at 10%, using the median for the peer group and measuring Webster’s relative performance to the median. Webster calculates ROAE as operating ROAE x average equity / average total assets.

With respect to the metrics above, threshold for corporate performance is 90% of target and results in 50% of target incentive. Superior corporate performance is 110% of target and results in a maximum 200% of target incentive. Below threshold corporate performance results in no bonus being paid. These metrics were selected because the consistent year-to-year achievement of these goals is believed to result in long-term shareholder value.

Webster did not meet its financial plan for 2006, and thus all annual incentives paid to the named executive officers (as well as other executive officers of the Corporation) were below target. Pursuant to the annual incentive plan, the Compensation Committee has the discretion to adjust the net income calculation and to award up to an additional 10% of target bonus based on the performance achieved against annual strategic initiatives. In choosing to exercise its discretion, the Compensation Committee awarded 9% out of the allowable 10% for a total award of 75% of target for corporate results. The Compensation Committee noted that Webster had made significant progress in pursuit of certain of its strategic and financial objectives over the course of 2006. As such, Webster:

•	achieved strong year-over-year loan and deposit growth;
•	made significant progress in improving tangible capital ratio, improving the quality of earnings and reducing reliance on borrowings; and
•	repositioned the balance sheet so as to complete the decade-long structural transformation to a full-fledged commercial bank.

Based on the total performance of the Corporation, and in particular the strategic and financial objectives above, using the performance measures above, the Compensation Committee awarded annual cash incentives as follows:

							Total
					Line of	Line of	Annual
			Corporate	Corporate	Business	Business	Cash
Name	Target		Weight	Results	Weight	Results	Incentive

James C. Smith	$850,000		100%	75%	N/A	N/A	$637,500

William T. Bromage	393,600	[1]	100%	75%	N/A	N/A	295,200

Gerald P. Plush	250,000	[2]	N/A	N/A	N/A	N/A	250,000

Joseph J. Savage	201,500		30%	75%	70%	100%	186,400

Scott M. McBrair	201,500		30%	75%	70%	96%	180,700

William J. Healy	149,800	[3]	100%	75%	N/A	N/A	112,350

[1]	Mr. Bromage’s base salary was adjusted in June 2006 to address competitive market issues but his annual incentive target remained at 80% of his previous salary of $492,000.

[2]	Mr. Plush received an annual incentive guarantee of $250,000 for 2006 as part of the terms negotiated in his employment offer.

[3]	The target for Mr. Healy was prorated based on eight months of service prior to his retirement.

Long-Term Incentive Compensation.  Webster grants long-term equity awards, consisting of stock options and restricted stock awards, to emphasize long-term results and align the named executive officers and the shareholders interests. Each named executive officer’s long-term incentive compensation has a targeted value ranging from 75% to 175% of base salary. For 2006, the annual long-term incentive targets for the named executive officers were determined by the Compensation Committee after reviewing peer group data. They are represented in the following table:

Annual Long-Term
Equity Target
Name	(% of Salary)

James C. Smith	175

William T. Bromage	125

Gerald P. Plush	100 [1]

Joseph J. Savage	75

Scott M. McBrair	75

William J. Healy	100

[1]	Mr. Plush’s employment offer provided for an annual long-term equity award guaranteed at target and granted at the December 2006 Board meeting.

Webster targets a long-term incentive mix of 50% stock options and 50% restricted stock. This mix is designed to encourage the creation of long-term value for shareholders. It is also a powerful employee retention tool and it encourages stock ownership. Furthermore, all restricted stock awarded to Mr. Smith, Mr. Bromage, and Mr. Plush (other than the restricted stock granted to Mr. Plush at the time of his employment) is performance-based rather than time-based to strongly align these individuals’ compensation value with shareholders’ interests. Webster continues to review whether performance-based restricted stock should replace time-vested restricted stock for the other named executive officers. All of Webster’s long-term equity awards are granted pursuant to the 1992 Amended and Restated Stock Option Plan.

Stock Options.  Webster believes stock options are inherently performance-based, meaning they increase in value as the Corporation’s stock price increases. Thus, options support its objective of providing performance-based compensation while at the same time providing an opportunity for its named executive officers to acquire or increase a proprietary interest in Webster. Stock options are normally granted each year as a component of long-term compensation with the size of the grants generally tied to the named executive officer’s responsibility level, base salary and performance. The Compensation Committee does not consider the number of options outstanding and held by the named executive officer when determining the options to be awarded in the current year. The number of options is determined as 50% of the long-term equity target above divided by the Black-Scholes value of the average price of Webster stock for the preceding 12 months (for the 2006 grant, $11.5341). All options granted to the named executive officers are subject to a four-year service-based vesting requirement, with 25% vesting on each anniversary of the grant.

Webster has an established practice of awarding stock options annually at a meeting date determined at the beginning of the year. It has been Webster’s long-standing practice to grant equity awards at the December meeting of the Board of Directors. The grant date of any annual equity award is the date of the meeting at which the award was approved by the Compensation Committee or Board of Directors, as applicable, and in accordance with the terms of the Amended and Restated 1992 Stock Option Plan the grant price is the closing price of Webster’s Common Stock on the NYSE on the trading day preceding the meeting. The executive officers, including the named executive officers, do not have any role in choosing the grant date for stock option awards or any other terms of the stock option awards.

Restricted Stock.  The purpose of Webster’s restricted stock awards is to attract and retain the named executive officers and to motivate such executives by providing them with an immediate ownership stake in Webster. Webster believes restricted stock is a powerful retention device, as the shares are not conveyed to the executive until vesting restrictions have been satisfied. Except as described under the Performance Shares discussion of the next paragraph, all restricted stock awards to the named executive officers have a three-year service-based cliff vesting requirement. The number of restricted shares is determined as 50% of the long-term equity target above divided by the average price of Webster stock for the 12 months preceding the grant date (for the 2006 grant, $47.47).

Performance Shares.  As part of the annual long-term incentive compensation package, the 50% portion of restricted stock awarded to Messrs. Smith, Bromage, and Plush is performance-based, based on service during and achievement of performance criteria over a three-year performance period. Thus, in lieu of 50% service-based restricted stock, these named executive officers receive 50% of their long-term incentive awards as performance-based restricted stock. This allows Webster to reinforce its primary objective of rewarding the named executive officers for superior performance. It also allows this equity grant to qualify as deductible compensation under 162(m).

Performance shares have been awarded to Mr. Smith and Mr. Bromage in the past, but the new CFO, Mr. Plush, received performance shares for the first time in the annual grant of December 2006. The restricted shares, with a target value equal to 50% of the long-term incentive award, are 100% performance-based and are tied to Webster’s total shareholder return versus a blended peer group consisting of companies in the S&P Midcap 400 Financial Services Subset Index and the KBW 50 Index. The total shareholder return measure was selected because it best reflects the value Webster provides to the shareholders. This blend of companies was chosen because it represents a stable mix of size and type of financial institutions that best compare with Webster. Also, a list of these companies is readily available in a published index and it represents a large enough group to be relevant over the three-year measurement period.

At the December 2006 meetings, the Board of Directors granted the performance share awards and the Compensation Committee approved the performance measures. For the 2006 grant, based on performance for the three-year performance period starting January 1, 2007, the number of shares to become vested will be determined by the following performance criteria:

Level of Performance	Award Percent Payout

Below Threshold	Forfeited
Threshold = 35th percentile	50% of Target
Target = 50th percentile	100% of Target
Superior = 85th percentile or above	200% of Target (maximum)

If the minimum threshold performance level is not achieved, the award will be forfeited in its entirety. In addition, the Compensation Committee has the discretion to interpolate the actual number of shares earned pursuant to the performance award if the actual performance achieved is between the threshold and superior performance levels. For example, performance at the 47th percentile could result in an award of 90% of target.

Executive Stock Ownership.  Webster endorses the position that stock ownership by management is beneficial in aligning the interests of management and shareholders. Executive Stock Ownership Guidelines are established to enhance shareholder value and focus each executive’s attention on the long-term success of the Corporation.

Webster adopted formal stock ownership guidelines for all of the executive officers, including the named executive officers, in 2004. Mr. Plush, Mr. Savage and Mr. McBrair must own Webster Common Stock (which includes restricted stock) with a value of at least three times their base salaries, or $1,200,000, $930,000 and $930,000, respectively. Mr. Bromage, the COO, must own Webster Common Stock with a value of four times his base salary, or $2,040,000. The CEO, Mr. Smith, must own Webster Common Stock with a value of five times his base salary, or $4,250,000. Once achieved, ownership of the guideline amount must be maintained for as long as the executive is subject to the stock ownership guidelines. Even if stock ownership guidelines have been achieved, named executive officers are required, pursuant to the guidelines, to continue to hold all net vested restricted stock and net shares of Common Stock delivered after exercising stock options for a minimum of one year. Named executive officers who do not meet the guidelines further agree to hold Common Stock acquired pursuant to long-term incentive awards until they achieve their respective ownership thresholds. As of December 31, 2006, Mr. Smith, Mr. Bromage, and Mr. Savage have met the stock ownership guidelines. The Compensation Committee believes the other named executive officers are making satisfactory progress to the achievement of these goals.

Retirement Plans

Pension Plan.  Webster Bank maintains a defined benefit pension plan (the “Pension Plan”) for eligible employees of the Bank and affiliated companies that have adopted the plan. The plan was adopted in 1954. Employees are eligible to participate upon attaining age 21 and completing one year of service. A participant becomes 100% vested in the benefits of the plan upon completion of five years of service. Benefits are funded solely by contributions made by Webster Bank. Under statutory limitations, annual compensation in excess of $225,000 (subject to cost of living increases) may not be used in calculation of retirement benefits and annual pension benefits are currently subject to a maximum of $180,000 (subject to cost of living increases).

In October 2006, the Board of Directors approved closure of the Pension Plan to all employees hired, or rehired, after December 31, 2006. Webster will also stop accruals under the plan for all employees hired before such date, including accruals under the nonqualified supplemental retirement plan (as discussed below) available to the named executive officers, on December 31, 2007. In place of the Pension Plan, Webster will offer an enhanced defined contribution 401(k) plan and transition credits for current employees who will be at least 35 years of age as of January 1, 2008 to help offset a reduction in benefits due to the discontinuation of pension accruals. After a careful review of the retirement plans, competitive practices and national trends, the Board of Directors decided to strategically shift the focus to a single defined contribution retirement plan that is more reflective of the retirement practices being implemented across the nation and, the Board believes, more suited to attract and retain a qualified, motivated workforce in today’s mobile economy. The portability of the benefit is highly attractive to potential and existing employees. In addition, the change in retirement plans is intended to stabilize and clarify the funding costs associated with Webster’s retirement plans pursuant to a defined contribution plan and away from the financial volatility inherent in the defined benefit pension plan, while continuing to provide a market competitive benefit.

Supplemental Retirement Plan.  The Board of Directors adopted a nonqualified Supplemental Retirement Plan (the “Supplemental Plan”) in 1990 for certain management and other highly compensated employees, including the named executive officers, who were also participants in the Pension Plan. The purpose of the Supplemental Plan is to provide these individuals with supplemental retirement benefits equal to the benefits that are not otherwise available due to the statutory compensation and deferral limitations. In place of the pension restoration formula in the Supplemental Plan, Mr. Smith and Mr. Bromage receive a replacement benefit at age 65 equal to 60% of their highest five year average compensation, reduced by benefits from the Pension Plan, Social Security, and prior employer pension plans. To attract and retain talent, this provides the named executive officers with a market-competitive benefit that they could get elsewhere. As discussed above, the Board of Directors determined in 2006 to freeze supplemental pension benefits for plan participants as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating a named executive officer’s benefit from this plan.

401(k) Plan.  Webster Bank also maintains a defined contribution 401(k) Plan for eligible employees of Webster Bank and those affiliated companies that have adopted the Plan. The 401(k) Plan was adopted in 1990. Employees are eligible to participate in the 401(k) Plan upon attaining age 21 and completing three months of service. Eligible employees may contribute up to 25% of their pay into the plan on a pre-tax basis. Highly Compensated Employees, including the named executive officers, are limited to contributing no more than 9% of their pay up to statutory limits ($15,500 in 2007, but subject to future cost of living increases). The Bank matches the employee’s contributions on a dollar for dollar basis for the first 2% of pay the employee contributes, and fifty cents on the dollar for the next 6% of pay the employee contributes. A three year vesting schedule applies to matching contributions. Employees who are age 50 or older by the last day of the year may contribute an additional $5,000 (subject to future cost of living increases) to the plan if they first contribute the maximum allowed. All contributions to the plan must pass various discrimination tests.

At the same time that the Pension Plan benefit accruals were frozen, the Board of Directors made the following changes to the 401(k) Plan. These changes are designed to position Webster to remain competitive and grow in the future, to allow Webster to attract and retain talented employees by providing them with portability, ownership and freedom to make investment decisions, and to provide a higher level of company contributions and automatic savings features to help employees maximize their retirement savings and achieve their retirement income goals.

•	Added an automatic company contribution equal to 2% of pay, contributed to the plan with each pay check, regardless of whether the employee contributes to the plan

•	Provided for automatic enrollment and automatic escalation for participants who do not make a contribution election

•	Changed the matching contribution to dollar for dollar on the first 2% of pay and fifty cents on the dollar for the next 4% of pay

•	Added “transition credits” ranging from 1% to 6% of pay for those age 35 or older on January 1, 2008

•	Changed the vesting schedule to 2 years of service from 3 years of service

•	Removed the 9% of pay contribution limit for Highly Compensated Employees effective January 1, 2008

These changes were made effective January 1, 2008 to coincide with freezing accruals under the pension plan.

Supplemental Matching Contributions.  In addition to the supplemental retirement benefits, the nonqualified Supplemental Plan adopted in 1990 provides supplemental 401(k) matching contributions. This plan provides each named executive officer, as well as other executive vice presidents, with an annual supplemental matching contribution equal to the matching contribution that would have been received by the officer in the qualified 401(k) plan if there were no IRS compensation or deferral limits, less the maximum matching contribution actually received.

Beginning January 1, 2008, the Supplemental Plan will be coordinated with the changes made to the 401(k) Plan. As a result, the Supplemental Plan will provide enhanced benefits replicating benefits under the 401(k) Plan without regard to contribution limits. In addition, Mr. Smith and Mr. Bromage will receive, beginning in 2008, an additional supplemental contribution equal to 25.5% of compensation and 45.4% of compensation, respectively. These contributions continue through each executive’s normal retirement age (65). The purpose of the additional supplemental contributions for Mr. Smith and Mr. Bromage is to reduce the negative impact of freezing their pension replacement benefits to approximately the same relative level as the average negative impact of freezing the pension restoration benefits of other senior executives.

Non-Qualified Deferred Compensation.  The executive officers, including each of the named executive officers, and directors are eligible to participate in the Webster Bank nonqualified deferred compensation plan. The plan was adopted by the Board of Directors on December 7, 1987 in order to allow certain employees at the senior vice president level and above to defer a portion of their compensation because they face statutory limits under the qualified plan. This is a cost-effective method of providing additional cash flow to the Corporation while offering a market-competitive benefit to the named executive officers.

Perquisites.  Webster provides executive perquisites that the Committee believes are reasonably consistent with its overall compensation program and are attractive components of the total pay package in hiring and retaining executives in key positions. These perquisites are described in footnote 5 following the Summary Compensation Table.

Policy on Internal Revenue Code Section 162(m)

Webster intends for all incentive compensation paid to the named executive officers to be fully deductible for federal income tax purposes. Section 162(m) of the Code disallows publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring the compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation and the performance-based requirements of Section 162(m).

To further reinforce this objective, the Committee approved performance-based restricted shares in lieu of service-based restricted stock for the Chief Executive Officer, the Chief Operating Officer, and the Chief Financial Officer so that all of the equity compensation may qualify as deductible compensation under 162(m). To the extent that previous grants of restricted stock would cause either of these executives to exceed the $1 million limit, they have deferred and will defer receipt of the excess shares as long as they are employed by Webster.

Executive Compensation

The following tables contain certain compensation information for the Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers who were serving as executive officers on December 31, 2006 (the “named executive officers”) as well as directors:

Summary Compensation Table

Salary, bonus, incentive payments and other compensation amounts to Webster’s named executive officers are summarized in the following table. The table reflects total salary, bonus, and non-equity incentive plan awards paid to Messrs. Smith, Bromage, Plush, Savage, McBrair, and Healy representing 48%, 44%, 82%, 64%, 38%, and 78% of their respective total compensation.

								Change in
								Pension Value
								and
							Non-Equity	Nonqualified
							Incentive	Deferred
							Plan	Compensation	All Other
Name and		Salary		Bonus	Stock Awards	Option Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)		($)	($)[1]	($)[2]	($)[3]	($)[4]	($)[5]	($)

James C. Smith	2006	$850,000		—	$306,228	$754,546	$637,500	$402,500	$133,701	$3,084,475

Chairman, Chief Executive Officer and Director

William T. Bromage	2006	500,308	[6]	—	151,912	366,990	295,200	414,700	76,038	1,805,148

President, Chief Operating Officer and Director

Gerald P. Plush [9]	2006	186,164		250,000	22,672	37,183	—	—	36,175	532,194

Executive Vice President and Chief Financial Officer

Joseph J. Savage	2006	296,323	[7]	—	60,235	129,450	186,400	40,600	42,668	755,676

Executive Vice President, Commercial Banking

Scott M. McBrair	2006	296,323	[8]	—	244,008	209,557	180,700	43,500	292,908	1,272,996

Executive Vice President, Retail Banking

William J. Healy [9]	2006	218,527		—	27,666	(47,932)[10]	112,350	81,300	33,834	425,745

Former Executive Vice President and Chief Financial Officer

[1]	Amounts shown in this column are based on the accounting expenses recognized by the Corporation in fiscal year 2006 related to restricted stock awards and performance share awards made in 2006 and in prior years. Webster uses 3-year cliff vesting for most annual restricted stock grants awarded since 2005. In prior years, the annual restricted stock awards vested at the rate of 50% after the third anniversary and the remaining 50% after the fifth anniversary.

[2]	Amounts shown in this column are based on the accounting expense recognized by the Corporation in fiscal year 2006 related to stock option awards made in 2006 and in prior years. Webster uses a four-year incremental vesting requirement for most stock option awards. The assumptions used to calculate the accounting expense recognized in fiscal 2006 for these stock option awards are set forth in footnote 20 to the Corporation’s audited financial statements contained in the Corporation’s Form 10-K for the year ended December 31, 2006. Webster has been recognizing accounting expense for stock options since 2002.

[3]	Messrs. Smith and Bromage received a Non-Equity Incentive Plan award under the Qualified Performance-Based Compensation Plan and Messrs. Plush, Savage, McBrair and Healy received awards under the Annual Incentive Plan. Mr. Plush was guaranteed an annual incentive award for 2006 of $250,000 at the time of his hire. The award for Mr. Healy was prorated based on eight months of service in 2006 prior to his retirement. All awards were paid in cash.

[4]	The Bank maintains both a tax-qualified pension plan and a non-qualified supplemental retirement plan. These are described more fully in the Pension Benefits section of this Proxy Statement. The amounts in this column reflect the increase in the actuarial present value of the named executive officer’s benefits under the tax-qualified pension plan and the non-qualified supplemental retirement plan determined using interest rate and mortality assumptions consistent with those used in the Corporation’s financial statements. Specifically, the assumptions used to value the accumulated benefits at December 31, 2006 consisted of a 5.90% interest rate for the qualified plan, a 5.75% interest rate for the non-qualified supplemental retirement plan, and the RP2000 mortality table projected to 2012, blending mortality rates for employees and annuitants (hereafter, the “RP2000 Mortality Table”). At December 31, 2005, the assumptions used to value the accumulated benefits were 5.75% interest rate for the qualified plan and the supplemental plan, and the RP2000 Mortality Table. The changes in pension value under the tax-qualified pension plan and non-qualified retirement plan for each of the named executive officers were as follows: Mr. Smith: $43,700 and $358,800 respectively, Mr. Bromage: $41,600 and $373,100 respectively, Mr. Plush: $0 and $0 respectively, Mr. Savage: $18,700 and $21,900 respectively, Mr. McBrair: $24,800 and $18,700 respectively, and Mr. Healy: $37,500 and $43,800 respectively. The change in pension value includes the effect of an additional year of service, compensation, interest growth resulting from the one-year passage of time, and changes in assumptions used for the valuation.

[5]	All Other Compensation includes amounts contributed or allocated, as the case may be, to the Webster Bank 401(k) plan (the “401(k) Plan”), the supplemental 401(k) matching contributions account of the Webster Bank nonqualified supplemental retirement plan, and cash dividends paid on restricted stock or performance shares on behalf of each executive officer. It includes a car allowance for each executive officer, a premium on a term life insurance policy for Mr. Smith, taxable fringe benefit expenses for Mr. Bromage and Mr. McBrair, relocation expenses for Mr. Plush and Mr. McBrair, membership in a local business luncheon club for Mr. Smith, and tax gross up expenses for Messrs. Bromage, Plush and McBrair in 2006. Webster Bank made allocations to the supplemental 401(k) matching contributions accounts as follows: Mr. Smith: $60,515, Mr. Bromage: $30,135, Mr. Savage: $13,341, Mr. McBrair: $13,276, and Mr. Healy: $9,691. Cash dividends paid on restricted stock for fiscal year 2006 were $44,199 for Mr. Smith, $21,264 for Mr. Bromage, $1,553 for Mr. Plush, $7,627 for Mr. Savage, $15,536 for Mr. McBrair and $6,135 for Mr. Healy. Tax gross-ups paid in fiscal year 2006 were $169 for Mr. Bromage, $7,586 for Mr. Plush, and $409 for Mr. McBrair. A special payment was made to Mr. McBrair of $241,099 to reimburse for stock grants he left at his employment prior to joining Webster.

[6]	Mr. Bromage’s annual compensation was $492,000 from January 1, 2006 to July 5, 2006; thereafter it was $510,000.

[7]	Mr. Savage’s annual compensation was $284,600 from January 1, 2006 to July 5, 2006; thereafter it was $310,000.

[8]	Mr. McBrair’s annual compensation was $284,600 from January 1, 2006 to July 5, 2006; thereafter it was $310,000.

[9]	Mr. Healy stepped down from the position of Chief Financial Officer as of August 7, 2006 continuing as an Executive Vice President until his retirement as of August 25, 2006. Mr. Plush was hired on July 5, 2006 and succeeded Mr. Healy as Chief Financial Officer.

[10]	The expense for Option Awards for Mr. Healy is an aggregate amount of $21,919 in expense recognized for his options in 2006 and the reversal of expense in the amount of $69,851 for options previously expensed that were forfeited at the time of Mr. Healy’s retirement.

Grants of Plan-Based Awards

The following table sets forth all non-equity incentive plan and equity incentive plan awards made to the named executive officers during the fiscal year ended December 31, 2006.

								All Other	All Other
								Option	Stock
								Awards:	Awards:			Grant Date
		Estimated Possible Payouts Under			Estimated Future Payouts Under			Number of	Number	Exercise or		Fair Value
		Non-Equity Incentive Plan Awards[1]			Equity Incentive Plan Awards[2]			Securities	of Shares	Base Price		of Stock and
								Underlying	of Stock	of Option		Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	or Units	Awards		Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)[3]	Closing Price	($)[4]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	on Grant Date	(l)
James C. Smith	2/23/06	$425,000	$850,000	$1,700,000
	12/19/06				7,834	15,668	31,336					$763,815
	12/19/06								64,483	$48.88	$48.75	760,248
William T. Bromage	2/23/06	196,800	393,600	787,200
	12/19/06				3,357	6,715	13,430					327,356
	12/19/06								27,635	48.88	48.75	325,814
Gerald P. Plush	7/5/06							2,876 [5]				136,035
	7/5/06								10,612 [6]	47.81	47.30	131,952
	12/19/06				2,106	4,213	8,426					205,384
	12/19/06								17,340	48.88	48.75	204,437
Joseph J. Savage	2/23/06	100,750	201,500	403,000
	12/19/06							2,449				119,389
	12/19/06								10,079	48.88	48.75	118,830
Scott M. McBrair	2/23/06	100,750	201,500	403,000
	12/19/06							2,449				119,389
	12/19/06								10,079	48.88	48.75	118,830
William J. Healy	2/23/06	74,900	149,800	299,600

[1]	This column represents the possible payouts to each of the named executive officers resulting from the grant of an award pursuant to the annual incentive compensation plan, subject to the achievement of the pre-established performance goals discussed on pages 20-21 of this Proxy Statement. Actual amounts earned by the named executive officers are set forth under the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 24 of this Proxy Statement.

[2]	Represents the threshold, target and maximum number of performance shares that may vest if performance targets in respect of the 2007 through 2009 performance period are satisfied. Dividends will be deferred on the unearned performance shares.

[3]	The exercise price of stock options is determined by the closing price on the business date preceding the date of grant. All of the stock options were granted with a 4 year incremental vesting schedule with one-quarter of the number of shares underlying each grant vesting each year on the anniversary of the grant date.

[4]	Represents the grant date fair value, computed in accordance with SFAS 123R of options, restricted shares and the target of performance shares granted in 2006.

[5]	Represents the 2,876 restricted shares that were granted to Mr. Plush as of his date of hire as part of the terms negotiated in his employment offer.

[6]	Represents the 10,612 options that were granted to Mr. Plush as of his date of hire as part of the terms negotiated in his employment offer. These options will vest with a 4 year incremental vesting schedule with one-quarter of the number of shares underlying each grant vesting each year on the anniversary of the grant date.

Agreements

Webster has no employment agreements with the named executive officers. They are covered by the same severance as the other executives except under the Change in Control Agreements. The non-change-in-control executive severance plan is described on page 36 of this Proxy Statement.

Webster has entered into a Change in Control Agreement with each named executive officer. These agreements become effective upon the consummation of a change in control, at which point the agreements have a three year term. Once effective, the agreements require the executive to be paid an annual base salary equal to the annualized highest monthly salary in the twelve months preceding the effective date, an annual bonus at least equal to the highest bonus paid in the last three fiscal years prior to the effective date, incentive, savings and retirement programs and welfare benefits no less favorable in the aggregate than provided prior to the Effective Date. In addition, the agreements provide for expense reimbursement, fringe benefits, office and staff support and vacation benefits at the most favorable level provided to the executives during the 120-day period preceding the change in control. The principal terms with respect to potential payments and other benefits upon certain terminations or a change in control are summarized below under “Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding option awards and unvested stock awards held by Webster’s named executive officers as of December 31, 2006.

	Option Awards					Stock Awards

Equity
Incentive
Plan
Awards:
			Equity					Equity	Market or
			Incentive					Incentive Plan	Payout
			Plan					Awards:	Value of
	Number		Awards:				Market	Number of	Unearned
	of	Number of	Number of			Number of	Value of	Unearned	Shares,
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units	Units or
	Underlying	Underlying	Underlying			Units of	Units of	or Other	Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable[1]	(#)	($)	Date	(#)[2]	($)[3]	(#)	($)[4]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
James C. Smith	44,000 200,000 200,000 44,700 61,975 185,950 61,975 62,525 49,296 30,354 11,795	16,432 30,353 35,387 64,483		$31.7500 33.7500 33.8800 24.6250 22.8100 22.8100 29.8400 34.6000 45.5500 49.6200 47.4000 48.8800	12/15/2007 4/30/2008 6/30/2008 12/07/2009 10/23/2010 10/23/2010 12/17/2011 12/16/2012 12/15/2013 12/20/2014 12/20/2015 12/19/2016	4,689 4,929	$228,448 240,141	8,164[5] 12,786[6] 15,668[7]	$397,750 622,934 763,345
William T. Bromage	12,000 8,750 10,000 13,550 10,000 119,800 29,950 30,219 22,008 15,057 5,852	7,335 15,056 17,556 27,635		$31.7500 26.5000 25.5000 24.6250 21.8750 22.8100 29.8400 34.6000 45.5500 49.6200 47.4000 48.8800	12/15/2007 12/17/2008 9/23/2009 12/07/2009 4/27/2010 10/23/2010 12/17/2011 12/16/2012 12/15/2013 12/20/2014 12/20/2015 12/19/2016	2,266 2,200 4,050	$110,400 107,184 197,316	6,343[6] 6,715[7]	$309,031 327,155
Gerald P. Plush		10,612 17,340		$47.8100 48.8800	7/05/2016 12/19/2016	2,876	$140,119	4,213[7]	$205,257
Joseph J. Savage	9,375 12,121 8,253 5,082 2,032	2,751 5,083 6,099 10,079		$38.1700 34.6000 45.5500 49.6200 47.4000 48.8800	4/24/2012 12/16/2012 12/15/2013 12/20/2014 12/20/2015 12/19/2016	937 909 825 128[8] 1,367 2,204 2,449	$ 45,651 44,286 40,194 6,236 66,600 107,379 119,315
Scott M. McBrair	7,741 2,032	23,227[9] 6,099 10,079		$43.6700 47.7000 48.8800	4/21/2015 12/20/2015 12/19/2016	7,000 4,627[10] 2,204 2,449	$341,040 225,427 107,379 119,315
William J. Healy	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

1  The vesting date of each option is listed in the table below by expiration date:

Expiration Date	Vesting Date 1	Vesting Date 2	Vesting Date 3	Vesting Date 4
12/15/2013	12/15/2007
12/20/2014	12/20/2007	12/20/2008
4/21/2015	4/21/2007	4/21/2008	4/21/2009
12/20/2015	12/20/2007	12/20/2008	12/20/2009
7/05/2016	7/05/2007	7/05/2008	7/05/2009	7/05/2010
12/19/2016	12/19/2007	12/19/2008	12/19/2009	12/19/2010

[2]	The dates the restrictions lapse on currently unvested shares of stock are listed in the table below, by Expiration Dates of corresponding option grants:

Expiration Date	Vesting Date 1	Vesting Date 2
4/24/2012	4/25/2007
12/16/2012	12/16/2007
12/15/2013	12/15/2008
12/20/2014	12/20/2007	12/20/2009
4/21/2015	4/21/2007	4/21/2008
12/20/2015	12/20/2008
7/5/2016	7/5/2009
12/19/2016	12/19/2009

[3]	Market value calculated by multiplying the closing market price of the Corporation’s Common Stock on December 29, 2006, or $48.72, by the number of shares of stock.

[4]	Market value calculated by multiplying the closing market price of the Corporation’s Common Stock on December 29, 2006, or $48.72, by the number of shares of stock.

[5]	The number of shares to be awarded will be determined based on the performance criteria after the close of fiscal year 2007. 50% of these shares will be awarded at that time. The remaining 50% will be awarded after the close of fiscal year 2009.

[6]	The number of shares to be awarded will be determined based on performance criteria after the close of fiscal year 2008.

[7]	The number of shares to be awarded will be determined based on performance criteria after the close of fiscal year 2009.

[8]	Restrictions on these shares lapse on January 1, 2007.

[9]	These are stock grants made to Mr. McBrair at the time of hire to replace stock granted to him from his previous employer and he forfeited when he was employed by Webster.

[10]	Restrictions on these shares lapse as to 2,313 shares on April 21, 2008 and as to 2,314 shares on April 21, 2010.

Option Exercises and Stock Vested

The following table sets forth information with respect to each of the named executive officer’s concerning the exercise of stock options and the vesting of stock during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards

	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)[1]	(#)	($)[2]

(a)	(b)	(c)	(d)	(e)
James C. Smith	36,900	$1,081,399	4,929 [3]	$240,437

			6,200 [4]	304,296
William T. Bromage	5,000	137,563	2,201	107,365

	5,000	148,812	3,000 [5]	147,240
Gerald P. Plush	—	—	—	—
Joseph J. Savage			128	6,003

			825	40,244
Scott M. McBrair			3,500	166,880
William J. Healy	19,100	349,622	1,750	82,390

	5,240	70,897	1,784	83,438

	11,619	28,591	1,058	49,483

	6,733	117,211	1,292	60,4267

	10,589	142,008	939	43,917

	540	7,231

[1]	Value realized calculated based on the difference between the market price of the Corporation’s Common Stock on the date of exercise and the exercise price.

[2]	Value realized calculated by multiplying the number of shares vesting by the market price of the Corporation’s Common Stock on the vesting date.

[3]	Includes 4,104 shares deferred with a value of $200,193. Mr. Smith will receive these shares at termination. While they are deferred, dividends are reinvested.

[4]	Includes 5,181 shares deferred with a value of $254,283. Mr. Smith will receive these shares at termination. While they are deferred, dividends are reinvested.

[5]	Includes 1,801 shares deferred with a value of $88,393. Mr. Bromage will receive these shares at termination. While they are deferred, dividends are reinvested.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under each of the Pension Plan and the Supplemental Retirement Plan as of December 31, 2006. The accumulated benefit value is based upon the benefit that is payable at the executives’ Normal Retirement Age (65) and payable in the normal annuity form (life annuity with no death benefit).

				Present
		Number of Years		Value of Accumulated	Payments During
		Credited Service		Benefit	Last Fiscal Year
Name	Plan Name	(#)		($)	($)
(a)	(b)	(c)		(d)	(e)

James C. Smith	Webster Bank Pension Plan	30.0	(plan max)	$759,500	—

	Supplemental Retirement Plan for Employees of Webster Bank	31.3		3,688,200	—

William T. Bromage	Webster Bank Pension Plan	11.0		324,600	—

	Supplemental Retirement Plan for Employees of Webster Bank	10.6		1,797,400	—

Gerald P. Plush	Webster Bank Pension Plan	1.0		—	—

	Supplemental Retirement Plan for Employees of Webster Bank	1.0		—	—

Joseph J. Savage	Webster Bank Pension Plan	5.0		96,600	—

	Supplemental Retirement Plan for Employees of Webster Bank	5.0		83,600	—

Scott M. McBrair	Webster Bank Pension Plan	2.0		24,800	—

	Supplemental Retirement Plan for Employees of Webster Bank	2.0		18,700	—

William J. Healy	Webster Bank Pension Plan	6.0		201,400	$4,933

	Supplemental Retirement Plan for Employees of Webster Bank	6.0		219,200	—

Webster Bank adopted a defined benefit pension plan (the “Pension Plan”) on December 28, 1954. The Bank maintains the Pension Plan for eligible employees of Webster Bank and affiliated companies that have adopted the Plan. The Pension Plan is a qualified plan under the Internal Revenue Code of 1986, as amended (the “Code”), and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees hired before January 1, 2007 are eligible to participate in the Pension Plan upon attaining age 21 and completing one year of service. As a result of an amendment adopted by the Board of Directors in 2006, employees hired, or rehired, after December 31, 2006 are not eligible to join the Pension Plan.

Benefits under the Pension Plan are funded solely by contributions made by Webster Bank. Under the Pension Plan’s benefit formula, a participant’s monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant’s monthly compensation for each year of credited service beginning on or after January 1, 1987 through August 31, 2004, plus (c) the sum of 1.25% of the participant’s monthly compensation if the participant has less than 10 years of credited service at the beginning of the year, or 1.50% of the participant’s monthly compensation if the participant has 10 or more years of credited service at the beginning of the year, for each year of credited service beginning on or after September 1, 2004. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is a life annuity for the participant’s lifetime. A Pension Plan participant becomes 100% vested in the benefits under the Pension Plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant’s early retirement date (age 55), normal retirement date (age 65), deferred retirement date or death. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant’s lifetime or during the lifetime of the participant and his or her surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

The 2006 amendment adopted by the Board of Directors stopped additional benefit accruals for service earned and compensation paid after December 31, 2007. Thus, a participant’s benefit will be “frozen” as of the end of 2007.

The Board of Directors of Webster Bank adopted a nonqualified supplemental retirement plan (the “Supplemental Plan”) in 1990, which was amended and restated effective January 1, 2003 for certain management and other highly compensated employees who are also participants in the Pension. The Supplemental Plan provides supplemental pension benefits that are not currently available because annual compensation in excess of $225,000 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the Code and because annual pension benefits are currently subject to a maximum of $180,000 (subject to cost of living increases). Annual compensation for both the qualified plan and the Supplemental Plan is defined as base pay, overtime, commissions, and bonuses (including bonuses for which the participant has deferred to a future year).

In place of the pension formula in the Supplemental Plan, Mr. Smith and Mr. Bromage receive a benefit at age 65 equal to 60% of the average of the highest compensation during five consecutive calendar years, reduced by benefits from the Pension Plan, Social Security, and the pension plan of prior employers. It is also reduced in the event of retirement before age 65. Benefits under the Supplemental Plan are payable in monthly installments. As with the qualified Pension Plan, pension benefits in the Supplemental Plan will be “frozen” as of December 31, 2007. Thus, service and compensation after this date will not be used in calculating an executive’s benefit from this plan.

The assumptions used to determine the present value of the accumulated benefits for purposes of the Pension Benefits table consisted of a 5.90% interest rate for the qualified plan, a 5.75% interest rate for the non-qualified supplemental retirement plan, and the RP2000 Mortality Table.

Nonqualified Deferred Compensation

The following table shows the contributions to, the earnings of, and the distributions from each named executive officer’s account under the Corporation’s nonqualified deferred compensation plans for the fiscal year ended December 31, 2006.

	Executive	Registrant		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
	Last FY	Last FY	in Last FY	Distributions	at Last FYE
Name	($)	($)[1]	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)

James C. Smith	$454,477[2]	$60,515	$33,047	—	$1,391,448

William T. Bromage	88,393[2]	30,135	9,136	—	353,810

Gerald P. Plush	—	—	—	—	—

Joseph J. Savage	—	13,341	1,303	—	39,353

Scott M. McBrair	—	13,276	—	—	13,276

William J. Healy	—	9,691	1,883	28,069	25,882

[1]	The amounts in this column are reported as supplemental 401(k) matching contributions in “All Other Compensation” in the Summary Compensation Table on page 24 of this Proxy Statement.

[2]	In fiscal year 2006, Messrs. Smith and Bromage deferred shares of vested restricted stock at a value of $454,477 and $88,393, respectively. The amounts in this column represent amounts reported as the “Number of Shares Acquired on Vesting” in the Option Exercises and Stock Vested table.

Deferred Compensation

Executive officers are eligible to participate in Webster Bank’s nonqualified deferred compensation plan. Under the terms of the plan, executive officer participants may elect to defer up to 25% of their base pay and up to 100% of their bonuses. None of the named executive officers contributed to the nonqualified deferred compensation plan in 2006. As described in more detail above in the Compensation Disclosure and Analysis, certain executive officers also are eligible for employer contributions to be credited to a deferred compensation account. The amounts credited to these accounts accrue monthly interest based on the ten year Treasury rate plus 100 basis points. Furthermore, in 2005, Mr. Smith and Mr. Bromage elected to defer restricted stock that otherwise would have been payable in 2006. These amounts are treated as invested in Webster Common Stock, and receive non-preferential dividend equivalent credits at the same time and in the same amount as dividends are credited on the Webster Common Stock. All deferred compensation accounts are payable upon death, disability, termination of service or a specified date that is at least five years from the year of deferral. Distribution elections may be paid in a lump sum or in ten annual installments, except in the case of disability, where lump sum distribution is required.

Potential Payments on Termination or Change in Control

Change in Control Agreements

Pursuant to the Change in Control Agreements between Webster and each of the named executive officers, each executive is eligible to receive payments and other benefits, subject to the conditions described below, in the event the executive is terminated during the three year period following a change in control. A change in control is defined by the agreements as:

•	with certain exceptions, the acquisition by any individual, entity or group (a “Person”) of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock or (ii) the combined voting power of the then outstanding voting securities of Webster entitled to vote generally in the election of directors (“Voting Securities”); or

•	individuals who, as of the date of each executive’s agreement, constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors, except for individuals subsequently joining the Board who are approved by at least a majority of the then Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors; or

•	consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster or the acquisition of assets of another entity (a “Business Combination”), unless, following such Business Combination, (i) all or substantially all of the beneficial owners, respectively, of Webster’s Common Stock and Voting Securities immediately before the Business Combination beneficially own, more than 50% of, respectively, the then outstanding shares of Common Stock (the “Resulting Common Stock”) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the “Resulting Voting Securities”), as the case may be, of the Corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately before the Business Combination, (ii) no Person (excluding any employee benefit plan or trust of Webster or the Resulting Corporation) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Resulting Common Stock or the combined voting power of the Resulting Voting Securities, except to the extent that such ownership existed before the Business Combination and (iii) at least a majority of the members of the Board of Directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

•	approval by the shareholders of Webster of a complete liquidation or dissolution of Webster.

Payments and Benefits.  The circumstances in which and the estimated amounts to be paid to the named executive officers under the Change in Control Agreements are as follows:

•	Death or Disability. If an executive’s employment is terminated by reason of death or disability (defined as the absence of the executive from his or her duties on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness determined to be total and permanent), following a change in control, the executive, or the executive’s estate, as the case may be, is entitled to receive the executive’s accrued salary, bonus, deferred compensation (together with accrued interest or earnings thereon), any accrued vacation pay plus any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies.

•	Cause. If an executive’s employment is terminated for Cause following a change in control, the Change in Control Agreement shall terminate and the executive shall be entitled to receive his annual base salary through the date of termination, the amount of any compensation previously deferred by the executive, and any other amounts or benefits required to be paid or provided to the executive under any agreement or plan of Webster and its affiliated companies. Cause is defined as:

■	the willful and continued failure by the executive to perform substantially the executive’s duties with Webster or one of its affiliates (other than a failure resulting from incapacity due to physical or mental illness), after written demand for performance is delivered to the executive by the Chief Executive Officer, or

■	the willful engaging by the executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to Webster.

•	For Good Reason or Other than for Cause, Death or Disability. Executives are entitled to certain payments and continued benefits in the event of a termination following a change in control other than for Cause, Death or Disability, or in the event the executive terminates his employment for “Good Reason.” Good Reason is defined as:

■	the assignment to the executive of duties inconsistent with the executive’s position, authority, duties or responsibilities resulting in a diminution in such position, authority, duties or responsibilities;

■	the failure by Webster to comply with the compensation terms of the executive’s change in control agreement;

■	Webster’s requirement that the executive be based at any location 35 miles or greater than the location where the executive was employed prior to the change in control;

■	the termination by Webster of the executive’s employment other than expressly as permitted by the change in control agreement; or

■	the failure by Webster to require that any successor assume, and perform according to, the executive’s change in control agreement.

In the event of a termination under the above circumstances, the executive is entitled to:

■	the executive’s base salary through the termination date to the extent not previously paid;

■	a prorated bonus based on the higher of the bonus required to be paid for such fiscal year under the agreement or the bonus paid or payable for the most recently completed fiscal year;

■	any previously deferred compensation and accrued vacation pay;

■	in the event of a Good Reason resignation, an amount equal to three times the sum of the executive’s base salary and bonus;

■	the excess of (a) the actuarial equivalent of the benefit the executive officer would have been entitled to receive under Webster’s Pension Plan and the Supplemental Plan if his employment had continued for three years after the date of termination based on the compensation amounts that would have been required to be paid to him under the change of control agreement over (b) the actuarial equivalent of his actual benefit under the Pension Plan and the Supplemental Plan as of the termination date;

■	the additional amounts that would have been contributed or credited to his 401(k) accounts in both the qualified and supplemental 401(k) plans if the executive’s employment had continued for three years after the date of termination based on the compensation amounts that would have been required to be paid to him under the change of control agreement;

■	continued benefits for the executive and his family for a period of three years following termination;

■	outplacement services; and

■	any other amounts or benefits to which he is entitled under any agreement or plan of Webster and its affiliated companies.

In addition, if the payments or benefits provided to an executive officer would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (relating to excess parachute payments), Webster will pay to the executive officer a gross-up amount sufficient (after all taxes) to pay such excise tax (including interest and penalties with respect to any such taxes). However, if the payments and distributions do not exceed 110% of the maximum amount that could be paid to the executive officer such that no excise tax would be imposed, no gross-up payment will be made and the payments and distributions will be reduced to such maximum amount.

Assuming a December 31, 2006 termination event, the aggregate value of the payments and benefits to which each named executive officer would be entitled in the event of termination other than for Cause, Death or Disability, or in the event the executive terminates employment for Good Cause would be as follows:

		Accrued
	Salary	Deferred	401(k)	Benefits and	Retirement
	Payments	Compensation	Contribution	Health	Plan	Tax Gross
	and Bonus	and Vacation	Equivalent	Programs	Benefits	Up	Total
Name	($)	($)	($)[1]	($)	($)[1]	($)	($)
James C. Smith	$5,100,000	$24,366	$1,189,500	$53,787	$1,420,500	—	$7,788,154

William T. Bromage	2,656,800	—	935,000	44,110	488,000	$2,010,230	6,134,140

Gerald P. Plush	1,950,000	—	144,200	53,787	43,200	1,037,971	3,229,158

Joseph J. Savage	1,534,500	—	127,500	53,787	233,900	854,204	2,803,891

Scott M. McBrair	1,534,500	—	132,100	51,202	73,900	—	1,791,702

[1]	Amounts shown in these columns are based on one year of projected benefits under the current retirement plans and two years of projected benefits under the new retirement plans, as described in the Retirement Plans section of the Compensation Discussion and Analysis.

Equity Compensation in the Event of a Change in Control

In the event of a change in control (as defined above under the Change in Control Agreements), all equity awards granted under the Option Plan that are outstanding immediately prior to the change in control shall become fully vested and exercisable upon the change in control.

Assuming a December 31, 2006 change in control, the value of all equity awards that would vest and become exercisable for each named executive officer would be as follows:

	Value of Stock	Value of Restricted	Value of Performance
	Options	Shares	Restricted Shares	Total
Name	($)	($)	($)	($)

James C. Smith	$98,800	$468,589	$1,784,029	$2,351,418

William T. Bromage	46,246	414,900	636,186	1,097,332

Gerald P. Plush	9,657	140,119	205,257	355,033

Joseph J. Savage	16,770	429,662	N/A	446,432

Scott M. McBrair	125,341	793,162	N/A	918,503

Employment Agreements for Named Executive Officers

The named executive officers voluntarily gave up their employment agreements without additional compensation in 2005.

Non-Change-in-Control Executive Severance Plan

Under the Corporation’s Non-Competition Agreements with each named executive officer, if the Corporation terminates a named executive officer without Cause (and under circumstances in which payment would not be due under the Change in Control Agreements) severance benefits become payable. The executive’s severance benefits for involuntary termination without Cause are (a) a lump sum payment equal to the sum of (x) the executive officer’s then current annual base salary and (y) the prorated amount of any target bonus to be paid pursuant to Webster’s annual incentive compensation plan during the then current fiscal year, and (b) subject to certain limitations, continued medical and dental coverage for the shorter of one year or until the executive officer accepts other employment on a substantially full time basis if earlier. The executive’s receipt of the foregoing severance payments and benefits are conditioned upon the executive entering into a general release and waiver in favor of the Corporation, and in consideration of the payment the executive agrees to a one-year non-competition and non-solicitation covenant.

Pursuant to the Option Plan, in the event an executive is terminated by Webster without Cause, and the termination occurs prior to the full vesting and exercisability of an executive’s option to purchase shares of Common Stock, the portion of the executive’s stock award considered vested and/or exercisable shall be pro rated based upon the number of months lapsed since the applicable grant date.

Assuming a termination other than for Cause occurred as of December 31, 2006, the amounts estimated to be paid to each of the named executives under the Executive Severance Policy and the Option Plan would be as follows:

						Value of
					Value of	Performance
			Health	Value of	Restricted	Restricted
	Salary	Bonus	Programs	Options	Shares	Shares	Total
Name	($)	($)	($)	($)	($)	($)	($)

James C. Smith	$850,000	$850,000	$9,596	$55,934	$326,814	$419,772	$2,512,116

William T. Bromage	510,000	408,000	6,370	25,806	257,826	102,994	1,310,996

Gerald P. Plush	400,000	320,000	9,596	2,095	19,439	—	751,130

Joseph J. Savage	310,000	201,500	9,596	9,446	179,582	—	710,124

Scott M. McBrair	310,000	201,500	8,734	72,840	372,757	—	965,831

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Messrs. Becker (Chairman), Carpenter, Crawford and Finkenzeller. No person who served as a member of the Compensation Committee during 2006 was a current or former officer or employee of Webster or any of its subsidiaries or, except as disclosed below, engaged in certain transactions with Webster required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during 2006, which generally means that no executive officer of Webster served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Webster.

From time to time, Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. It is the belief of management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.

George T. Carpenter, a director of Webster and Webster Bank, is the President and Treasurer of Carpenter Realty Co. (“Carpenter Realty”) and S. Carpenter Construction Co. (“Carpenter Construction”). During fiscal year 1998, Webster Bank entered into a fifteen year lease for office space with Carpenter Realty and the amount paid to Carpenter Construction for rent and reimbursement of real estate taxes in 2006 totaled $75,477. Webster Bank entered into a lease with Carpenter Realty effective March 1, 2000 for storage and work space, and the amount paid for rent and reimbursement of real estate taxes in 2006 totaled $14,908.

Certain Relationships

Gregory Jacobi, son of C. Michael Jacobi, a director of Webster and Webster Bank, is employed by Webster Bank as a VP-IT Senior Manager. During fiscal year 2006, Webster Bank paid Gregory Jacobi a base salary of $126,914, a bonus of $25,300 and a grant of 425 shares of restricted stock.

For a description of loans made to Webster Bank’s directors, executive officers and related persons and entities, see “Compensation Committee Interlocks and Insider Participation.”

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to Webster’s Code of Conduct, any transactions between Webster and a Webster affiliate, director, employee, an immediate family member of a Webster director or employee or business entities in which a Webster director or employee or an immediate family member of a Webster director employee is an officer, director and/or controlling shareholder must be conducted at arm’s length. Any consideration paid or received by Webster in such a transaction must be on terms no less favorable than terms available to an unaffiliated third party under similar circumstances. Any interest of a director or officer in such transactions that do not require prior Board approval shall be reported to the Board of Directors at least annually.

Audit Committee Report

The Corporation’s Audit Committee currently has four members, Messrs. Jacobi (Chairman), Finkenzeller, Gelfenbien, and Morse. As of the date of the Proxy Statement, each of the Committee members is an “independent director” under the New York Stock Exchange rules. The Audit Committee’s responsibilities are described in a written charter that was adopted by the Corporation’s Board of Directors.

The Audit Committee has reviewed and discussed the Corporation’s audited financial statements for the fiscal year ended December 31, 2006 with Webster’s management. The Audit Committee has discussed with KPMG LLP, the Corporation’s independent registered public accounting firm, the matters required to be discussed by SAS No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Webster’s Board of Directors that the Corporation’s audited financial statements for the year ended December 31, 2006 be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Audit Committee
C. Michael Jacobi (Chairman)
Robert A. Finkenzeller
Roger A. Gelfenbien
Laurence C. Morse

STOCK OWNED BY MANAGEMENT

The following table sets forth information as of February 1, 2007 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the named executive officers and by all directors and executive officers of Webster as a group.

	Number of Shares	Percent of
Name and Position(s)	and Nature of	Common Stock
with Webster	Beneficial Ownership (a)	Outstanding

Joel S. Becker Director	52,025	*

William T. Bromage President, Chief Operating Officer, Director	333,507	*

George T. Carpenter Director	106,385	*

John J. Crawford Director	47,206	*

Robert A. Finkenzeller Director	32,890	*

Roger A. Gelfenbien Director	15,476	*

William J. Healy Former Executive Vice President and Chief Financial Officer	21,749	*

C. Michael Jacobi Director	44,772	*

	Number of Shares	Percent of
Name and Position(s)	and Nature of	Common Stock
with Webster	Beneficial Ownership (a)	Outstanding

Scott M. McBrair Executive Vice President	26,388	*

Laurence C. Morse Director	9,702	*

Karen R. Osar Director	1,534	*

Gerald P. Plush Executive Vice President and Chief Financial Officer	2,876	*

Joseph J. Savage Executive Vice President	56,131	*

James C. Smith Chairman, Chief Executive Officer, Director	1,298,537	2.26%

Robert F. Stoico Director	184,825	*

All Directors and executive officers as a group (18 persons)	2,370,692	4.09%

*	Less than 1% of Common Stock outstanding.

(a)	In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 1, 2007. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

The table includes shares owned by spouses, other immediate family members and others over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Becker, 2,016 shares; Mr. Carpenter, 45,722 shares; Mr. Smith, 78,241 shares; and all directors and executive officers as a group, 125,979 shares. The table also includes the following: 1,520,700 shares subject to outstanding options which are exercisable within 60 days from February 1, 2007; 141,180 shares held in the 401(k) Plan by executive officers and a director who is a former executive officer; 6,490 shares purchased by executive officers and a director who is a former executive officer through the Employee Stock Purchase Plan held by Fidelity Investments; 60,686 shares of restricted stock that were not vested as of February 1, 2007; 3,783 shares of Common Stock underlying restricted stock for Mr. Bromage that were deferred pursuant to the terms of the Option Plan and 17,539 shares of Common Stock underlying restricted stock for Mr. Smith that were deferred pursuant to the terms of the Option Plan. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

Outstanding options reflected in the table were held as follows: Mr. Becker, 24,000 shares; Mr. Bromage, 277,186 shares; Mr. Carpenter, 27,360 shares; Mr. Crawford, 28,000 shares; Mr. Finkenzeller, 22,000 shares; Mr. Gelfenbien, 12,000 shares; Mr. Healy, 0 shares; Mr. Jacobi, 24,000 shares; Mr. McBrair, 9,774 shares; Mr. Morse, 8,000 shares; Mr. Plush, 0 shares; Ms. Osar, 0 shares; Mr. Savage, 36,863 shares; Mr. Smith, 952,570 shares; and Mr. Stoico, 3,666 shares.

PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

The following table sets forth information as of February 14, 2007 with respect to the beneficial ownership of Common Stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Corporation to be the beneficial owner of more than five percent of the Common Stock.

	Number of Shares;
	Nature of Beneficial	Percent of Common
Name and Addresses of Beneficial Owners	Ownership (1)	Stock Owned

Wellington Management Company, LLP (“WMC”)	5,220,320 (2)	9.3%
75 State Street Boston, MA 02109

(1)	Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act, unless otherwise indicated. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 14, 2007. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

(2)	WMC reports that it has shared dispositive and shared voting power over 5,207,820 and 3,877,122 shares, respectively, owned of record by clients of WMC. WMC also reports that its clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such shares and that no client is known to have such right or power with respect to more than five percent of the outstanding Common Stock of Webster.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Webster’s directors, certain officers and persons who own more than 10 percent of its Common Stock to file with the Securities and Exchange Commission initial reports of ownership of Webster’s equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Corporation believes that during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to Webster’s directors, officers and more than 10% owners were complied with on a timely basis.

PROPOSED AMENDMENT TO 1992 STOCK OPTION PLAN
(Proposal 2)

This section provides a summary of the terms of the Webster Financial Corporation 1992 Stock Option Plan (the “1992 Stock Option Plan” or the “Plan”) and the proposal to amend the Plan. The Board of Directors established the 1992 Stock Option Plan in 1992, and the shareholders approved the Plan at the 1992 annual meeting. The Plan was amended by the shareholders of the Corporation in 1994, 1996 and 1998 and was amended and restated in its entirety in April 2001, in January 2005 and again in October 2006. The Board of Directors believes the 1992 Stock Option Plan is vital to attract and retain the best talent in this competitive marketplace.

The Board of Directors has voted to amend the 1992 Stock Option Plan, subject to shareholder approval at the Annual Meeting, to increase the total number of shares authorized for issuance under the 1992 Stock Option Plan by 1,600,000 shares, from 6,661,000 shares (of which 3,466,217 were outstanding as of February 1, 2007) to 8,261,000 shares. Of the proposed increase of 1.6 million shares, no more than an aggregate 600,000 of such shares may be issued as restricted stock or performance-based stock. Accordingly, Webster hereby submits to a vote of the shareholders, approval of the increase in shares under the Plan as just described, and approval of the award limitations and performance criteria under the Plan as applied to such shares.

The Board of Directors believes that equity compensation awards are an important tool to attract, retain and motivate highly qualified directors, officers and other key employees, to enable them to acquire a larger personal financial interest in the Corporation through the acquisition and ownership of Common Stock, and to encourage them to identify with shareholders through stock ownership. The number of individuals eligible to receive grants under the 1992 Stock Option Plan has increased significantly as a result of acquisitions made by the Corporation. As of February 1, 2007, 970,779 shares remain for future grants of incentive awards under the 1992 Stock Option Plan.

The following is a summary of the key terms of the 1992 Stock Option Plan.

KEY TERMS OF THE PLAN

Plan Term	The Plan will terminate on March 20, 2013.

Administration	The 1992 Stock Option Plan is administered by the Compensation Committee, which consists of no fewer than three directors, all of whom must be independent directors. All decisions of the Compensation Committee with respect to Plan amendments or the grant or administration of incentive awards to the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Corporation must be approved by the non-employee members of the Board of Directors.

Eligible Participants	As of February 1, 2007, there were approximately 3,236 full-time employees of the Corporation and its subsidiaries, and nine non-employee directors of the Corporation who were eligible to participate in the Plan.

Shares Authorized	6,661,000 since Plan inception, subject to adjustment to reflect stock splits and similar events. If the proposal to amend the Plan to increase the number of shares that may be issued pursuant to the Plan is approved by the requisite vote of shareholders, 8,261,000 shares will be authorized for issuance under the Plan.

Dilution Level	If approved by shareholders, the amendment to add 1.6 million additional shares will result in a 9.5% dilution level based on the following information as of December 31, 2006: 56.362 million shares issued and outstanding; 1.013 million shares available for grant; 3.287 million shares subject to options that are granted but not exercised. Webster’s burn rate for the past three years has been between 0.8% and 1.0%.

Award Types	Stock options, stock appreciation rights (“SARs”), restricted stock, and performance-based stock (collectively, “Incentive Awards”). Performance-based stock awards may entitle the grantee to receive unrestricted stock and/or restricted stock upon satisfaction of the applicable performance criteria.

Service Requirement	All stock options, restricted stock and performance-based stock awards granted from the 2.2 million additional shares approved by the shareholders at the 2003 annual meeting or, if approved by shareholders, from the 1.6 million additional shares proposed at the Annual Meeting, and all SARs awards have a minimum one-year service requirement.

Award Limits	The maximum number of shares that may be granted under the Plan to any officer or other employee of the Corporation or any subsidiary as options or SARs in any calendar year is 500,000. The maximum number of shares that may be awarded under the Plan to any officer or other employee of the Corporation or any subsidiary as restricted stock or performance-based stock in any calendar year is 100,000.

Prohibitions	• Repricing of stock options and SARs is prohibited.

     •          Liberal share counting is prohibited (i.e., shares derived from any of the following may not be added back to the Plan’s reserve: (i) shares tendered in payment of an option, (ii) shares withheld for taxes, (iii) shares repurchased by the Corporation using option proceeds, or (iv) SARs settled in stock when only the shares delivered are counted against the Plan reserve).

• No option or SAR may be granted below fair market value.

• No more than 10% (220,000 shares) of the 2.2 million additional shares approved at the 2003 annual meeting may be issued as restricted stock or performance-based stock.

• If approved by shareholders, no more than 37.5% (600,000 shares) of the 1.6 million additional shares proposed at the Annual Meeting may be issued as restricted stock or performance-based stock.

Proposed Amendment

The Board of Directors has concluded that it is advisable that the Corporation and its shareholders continue to have equity compensation awards available under the Plan as a means of attracting and retaining directors, officers and key employees. This objective is served by amending the 1992 Stock Option Plan to increase the number of available shares. Accordingly, the Board of Directors has voted to amend the 1992 Stock Option Plan, subject to shareholder approval at the Annual Meeting, to increase the total number of shares authorized for issuance under the Plan by 1,600,000 shares, from 6,661,000 to 8,261,000 shares. Of the 1,600,000 share increase, no more than an aggregate of 600,000 shares may be actually issued as restricted stock or performance-based stock.

By submitting the amendment for shareholder approval at the Annual Meeting, the Corporation intends to comply with the requirements pertaining to awards that are treated as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ( the “Code”), to options qualifying as “incentive stock options” for federal income tax purposes and to the deduction for such purposes of the full amount to which the

Corporation is entitled with respect to options granted under the Plan (see “Federal Income Tax Consequences of the 1992 Stock Option Plan” below).

Description of the Plan

A description of the provisions of the 1992 Stock Option Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 1992 Stock Option Plan, a copy of which is attached as Annex A to this Proxy Statement, and which has been updated to reflect the proposed amendment.

Administration. The Board of Directors has delegated administration of the 1992 Stock Option Plan to the Compensation Committee, which consists of at least three independent, outside directors appointed by the Board of Directors. The Compensation Committee has authority to grant and administer Incentive Awards made with respect to any eligible individuals, other than the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Corporation, including the authority to make subsequent modifications to any such awards consistent with the Plan and to establish performance criteria in connection with any such awards. The non-employee members of the Board of Directors shall make all final determinations concerning Incentive Awards granted to the Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Corporation. In addition, the Board may delegate to any officer of the Corporation the power and authority to grant Incentive Awards under the Plan to any newly hired employee of the Corporation or any subsidiary, who is employed at a level below Executive Vice President (but not in excess of the aggregate maximum number of shares specified by the Board for such purpose at the time of delegation or the number of shares remaining available for issuance under the Plan).

Eligibility. The 1992 Stock Option Plan provides for the grant of options that are intended to qualify as “incentive stock options” under Section 422 of the Code and the regulations promulgated thereunder, as well as nonqualifying options, SARs, restricted stock and performance-based stock to eligible employees and directors of the Corporation and its subsidiaries (each a “grantee”).

Common Stock Reserved for Issuance under the Plan. The stock that may be issued pursuant to Incentive Awards granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Corporation, which shares may be treasury shares or authorized but unissued shares. The number of shares of Common Stock that may be issued pursuant to Incentive Awards granted under the Plan shall not exceed in the aggregate 8,261,000 shares, which number of shares is subject to adjustment upon changes in capitalization. If any Incentive Award expires, terminates, or is terminated for any reason before exercise or vesting in full, the shares of stock that were subject to the unexercised, forfeited, expired or terminated portion of such Incentive Award shall be available for future grants of Incentive Awards under the Plan. Liberal share counting is not permitted under the Plan, which means that no shares of Common Stock derived from any of the following circumstances may be added to the Plan’s reserve of shares: (i) shares tendered in payment of an option, (ii) shares withheld for taxes, (iii) shares repurchased by the Corporation using option proceeds, or (iv) SARs settled in Common Stock when only the shares delivered are counted against the Plan reserve.

Service Requirement. The following Incentive Awards will have a minimum one year service requirement: (1) all SARs awards, (2) options, restricted stock and performance-based stock awards granted from the 2.2 million additional shares approved by the shareholders at the Corporation’s 2003 annual meeting, and (3) if approved by shareholders at the Annual Meeting, options, restricted stock and performance-based stock awards granted from the 1.6 million additional shares proposed at the Annual Meeting.

Options. The option exercise price under the 1992 Stock Option Plan may not be less than the greater of par value or 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock). Options may be exercised at any time after grant, except to the extent subject to the minimum one year service requirement described in the preceding paragraph or as otherwise provided in the particular award agreement. There is also a $100,000 limit on the value of stock (determined at the time of grant) covered by incentive stock options that first become exercisable by a grantee in any calendar year. No option may be granted after the expiration of the term of the 1992 Stock Option Plan on March 20, 2013. Options are non-transferable other than by reason of the death of the grantee, unless otherwise specified in the award agreement (for example, the Corporation may permit limited transfers of nonqualified options for the benefit of immediate family members of grantees to help with estate planning concerns).

Payment for shares purchased under the 1992 Stock Option Plan may be made either in cash or by exchanging shares of Common Stock of the Corporation with a fair market value equal to the total option exercise price and paying cash for any difference. Options may, if permitted by the particular award agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the grantee, provided that the broker tenders to the Corporation cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Corporation may be required to withhold in connection with the exercise of the option.

No option granted under the 1992 Stock Option Plan may be amended or modified so as to reduce the option price of the option. No other action can be taken to reprice any option if such amendment, modification or other repricing would result in a charge against the earnings of the Corporation or any of its affiliates.

Stock Appreciation Rights. A SAR confers on the grantee to whom it is awarded the right to receive, upon exercise, the excess of (i) the fair market value of a share of Common Stock on the date of exercise over (ii) the grant price as determined in good faith by the Board. The grant price of the SAR shall be no less than the fair market value of a share of Common Stock on the date of grant. Each SAR shall be settled in whole shares of Common Stock, with any fractional share of Common Stock that would result from exercise of the SAR eliminated entirely.

Annual Limit on Awards of Options and SARs. The maximum number of shares that may be granted as options or SARs to any eligible employee of the Corporation or any subsidiary under the 1992 Stock Option Plan in any calendar year is 500,000 shares, subject to adjustments for changes in capitalization.

Restricted Stock. Restricted stock is shares of Common Stock awarded to a grantee, subject to forfeiture restrictions based on the grantee’s length of service or other non-performance-based criteria.

Performance-Based Stock. Performance-based stock is an Incentive Award granted to a grantee which is subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the terms of the Plan, entitle the grantee to receive unrestricted stock and/or restricted stock in a pre-determined amount or an amount determined pursuant to the performance criteria formulation. Performance-based stock awards granted to individuals who are “covered employees” under Section 162(m) of the Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirements of “performance-based compensation” under Section 162(m).

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code limits publicly-held companies such as the Corporation to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. For this purpose, “covered employees” are the Chief Executive Officer of the Corporation and the four highest compensated executive officers (other than the Chief Executive Officer). However, performance-based compensation is excluded from the $1 million limitation. The 1992 Stock Option Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

1.	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

2.	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

3.	the material terms of the performance goal under which the compensation is to be paid must be disclosed to and subsequently approved by shareholders of the Corporation, in a separate vote, before payment is made; and

4.	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

Under the Code, a director is an “outside director” of the Corporation if he or she is not a current employee of the Corporation; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Corporation; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Corporation in any capacity other than as a director.

In the case of compensation attributable to stock options or SARs, the performance goal requirement (summarized in (1) above) is deemed satisfied, and the certification requirement (summarized in (4) above) is inapplicable, if: the grant or award is made by the Compensation Committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the Common Stock after the date of grant.

Performance Objectives for Performance-Based Stock Awards. The performance objectives for a performance-based stock award under the Plan must be established in writing by the Board of Directors or Compensation Committee before the 90th day after the beginning of any performance period applicable to such award and while the outcome is substantially uncertain, or at such other date as may be required or permitted for performance-based compensation under Code Section 162(m). Performance objectives are based on one or more of the following criteria of the Corporation:

•	stock price;
•	income;
•	operating profit;
•	assets and liabilities;
•	stockholders equity;
•	market share;
•	operating revenue;
•	operating expenses;
•	financial ratings by outside agencies;
•	earnings per share; or
•	return on assets, equity or investments.

Performance objectives may include positive results, maintaining the status quo or limiting economic loses. Upon attainment of the specified performance objectives (or, to the extent specified by the Board of Directors or Compensation Committee, partial attainment of such objectives), the grantee of a performance-based stock award will be entitled to receive the shares of stock and/or restricted stock specified in the grant (or the portion of such shares earned by partial attainment of the objectives, as applicable), except to the extent issuance of such shares of stock or restricted stock would constitute a violation of law.

Annual Limit on Restricted Stock and Performance-Based Stock Awards. The maximum number of shares that may be awarded as restricted stock or performance-based stock to any eligible employee of the Corporation or any subsidiary under the 1992 Stock Option Plan in any calendar year is 100,000 shares, subject to adjustments for changes in capitalization. In addition, of the 2.2 million shares approved by the shareholders at the Corporation’s 2003 annual meeting, no more than 220,000 shares may be actually issued as restricted stock or performance-based stock awards and, if approved by shareholders at the Annual Meeting, of the 1.6 million shares proposed at the Annual Meeting, no more than 600,000 shares may be actually issued as restricted stock or performance-based stock awards. The Board shall account for which restricted stock and performance-based awards were granted pursuant to such amendments in its sole and complete discretion.

Termination of Service or Employment. If a grantee’s employment with the Corporation or its subsidiaries terminates by reason of death or permanent and total disability:

•	with respect to an employee, his or her options and SARs, whether or not then exercisable, may be exercised at any time subsequent to such termination of employment and before the expiration of the ten-year term of the option unless a different date is otherwise provided in the particular award agreement (but not later than the date the option would otherwise expire);

•	except as otherwise provided in the applicable award agreement, restricted stock held by such grantee shall fully vest and the grantee shall be entitled to the shares of stock as specified in the grantee’s award agreement; and

•	except as otherwise provided in the applicable award agreement, performance-based stock (and restricted stock issuable in connection with such performance-based stock) held by such grantee shall fully vest if and when the ordinary performance period for the award ends, but only to the extent that the applicable performance criteria are satisfied.

If the grantee’s employment or service terminates for any reason other than attaining normal retirement age (as defined in the Corporation’s pension plan), death or disability:

•	with respect to an employee, his or her options and SARs shall terminate three months after the date of such termination unless a different date is otherwise provided in the particular award agreement (but not later than the date the option would otherwise expire); provided that if the employee’s employment is terminated without “cause” (as defined in the Plan) prior to full vesting and exercisability of the option or SAR, vesting of the employee’s option or SAR will be prorated;

•	restricted stock issued to the grantee that is unvested (or with respect to which all applicable restrictions and conditions have not lapsed) will immediately be deemed forfeited unless otherwise provided by the Board; except that if the grantee’s employment is terminated without “cause” (as defined in the Plan) prior to full vesting and the lapse of all applicable restrictions and conditions, vesting of the grantee’s restricted stock will be prorated; and

•	performance-based stock issued to the grantee that is unvested (or with respect to which all applicable restrictions and conditions have not lapsed) will immediately be deemed forfeited unless otherwise provided by the Board; and if the grantee’s employment is terminated without “cause” (as defined in the Plan) prior to completion of the performance period, the shares of performance-based stock granted to the grantee will be eligible to become fully vested if and when the ordinary performance period ends, if, and only to the extent that, the applicable performance criteria are satisfied. To the extent the criteria are satisfied, the shares that actually vest will be prorated.

If an employee’s employment or service with the Corporation or its subsidiaries terminates by reason of normal retirement (as defined in the Corporation’s pension plan):

•	his or her options and SARs, whether or not exercisable on the date of termination of employment or service due to normal retirement, may be exercised at any time after such termination and before the expiration of the ten-year term of the option, unless a different date is otherwise provided in the particular award agreement (but not later than the date the option would otherwise expire);

•	restricted stock held by such employee shall fully vest and the employee shall be entitled to the shares of stock as specified in his or her award agreement; and

•	performance-based stock held by such employee shall fully vest if and when the ordinary performance period for the award ends, if, and only to the extent that, the applicable performance criteria are satisfied.

Unless otherwise provided in the applicable award agreement, an option or SAR granted to a non-employee director will not terminate until the expiration of the ten year term of the option or SAR regardless of whether the non-employee director continues to serve as a director.

Effect of Certain Corporate Transactions. An appropriate and proportionate adjustment will be made in the number and kinds of shares subject to the 1992 Stock Option Plan, and in the number, kinds, and per share exercise price or grant price of shares subject to the unexercised portion of options or outstanding SARs granted prior to any such change, if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation, by reason of any:

•	merger;
•	consolidation;
•	reorganization;
•	recapitalization;
•	reclassification;
•	stock split-up;
•	combination of shares;
•	exchange of shares;
•	stock dividend; or
•	other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation.

Any such adjustment in an outstanding option or SAR, however, will be made without a change in the total price applicable to the unexercised portion of the option or outstanding SAR but with a corresponding proportionate adjustment in the per share option price or SAR grant price.

The 1992 Stock Option Plan and the Incentive Awards outstanding thereunder will terminate under the following circumstances:

•	upon any dissolution or liquidation of the Corporation;

•	upon a reorganization, merger or consolidation in which the Corporation is not the surviving corporation;

•	upon the sale of substantially all of the assets of the Corporation to another corporation; or

•	upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board of Directors which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Corporation.

except to the extent provision is made in writing in connection with such transaction:

•	for the continuation of the Plan;

•	the assumption of the Incentive Awards; or

•	for the substitution for such Incentive Awards of new options, SARs, restricted stock or performance-based stock, as applicable, covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and, in the case of options or SARs, the per share exercise price or grant price.

In the event of such termination of the Plan, all restrictions on restricted stock and performance-based stock shall lapse and the grantee shall become the owner outright of the stock and all outstanding options and SARs will be exercisable in full for 30 days immediately prior to the occurrence of such termination, unless otherwise explicitly provided in the applicable award agreement.

Accelerated Vesting Upon Change Of Control. Notwithstanding whether Incentive Awards are assumed or continued in connection with the transaction, Incentive Awards outstanding to eligible individuals who continue to render services to the Corporation or a subsidiary immediately prior to a “change of control” (as defined in the Plan) shall become fully vested, and, in the case of options and SARs, exercisable, upon the change of control. Performance-based stock awards that become fully vested in accordance with the preceding sentence shall vest at the greater of (1) the target level determined under the award agreement, or (2) the amount determined as of the valuation date (which is the day immediately prior to the change of control or, if earlier, but contingent on consummation of the change of control, the date immediately prior to the signing of a definitive agreement that would result in a change in control) as though the valuation date were the natural end of the performance period. The provisions of this paragraph do not apply to any officer who declines to execute the amendment to the Change of Control Employment Agreement approved by the Board of Directors on January 31, 2005 or to the extent otherwise provided in the applicable award agreement.

Amendment and Termination of the Plan. The Board of Directors may, at any time and from time to time, amend, suspend or terminate the 1992 Stock Option Plan with respect to shares of the Common Stock as to which Incentive Awards have not been granted. However, the Corporation’s shareholders must approve any amendment to the 1992 Stock Option Plan that would:

•	materially change the requirements as to eligibility to receive Incentive Awards;

•	increase the maximum number of shares of stock in the aggregate for which Incentive Awards may be granted (except for adjustments upon changes in capitalization);

•	change the minimum option price or the minimum grant price for a SAR set forth under the Plan (except for adjustments upon changes in capitalization);

•	increase the maximum period during which options or SARs may be exercised;

•	extend the term of the Plan; or

•	materially increase the benefits accruing to eligible individuals under the Plan.

Unless previously terminated, the Plan will terminate automatically at the end of its term on March 20, 2013. No termination, suspension or amendment of this Plan may, without the consent of the holder of the Incentive Award, impair the rights or obligations under any Incentive Award granted under the Plan.

Transferability of Incentive Awards. Stock options and SARs granted under the 1992 Stock Option Plan may not be sold, transferred, pledged, assigned or otherwise encumbered other than by will or under applicable laws of descent and distribution. However, the Corporation may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns. Shares of restricted stock and performance-based stock granted under the 1992 Stock Option Plan may not be sold, transferred, pledged, assigned or otherwise encumbered until the grantee has satisfied all applicable performance objectives and service requirements (if any) imposed as a condition to the vesting of such shares and until the lapse or expiration of all other applicable restrictions and conditions imposed by the Board of Directors with respect to such shares.

Plan Benefits

Because the grant of Incentive Awards pursuant to the 1992 Stock Option Plan will be within the discretion of the Compensation Committee and the independent members of the Board of Directors, it is not possible to determine the Incentive Awards that will be made to executive officers under the 1992 Stock Option Plan. Information regarding Incentive Awards made under the 1992 Stock Option Plan to the Corporation’s Chief Executive Officer, Chief Financial Officer and the other three most highly compensated executive officers in 2006 is provided on page 26. In 2006, under the 1992 Stock Option Plan, options covering a total of 41,562 shares of Common Stock were granted to all non-employee directors as a group, options covering 160,297 shares of Common Stock were granted to all current executive officers as a group, and options covering over 82,565 shares of Common Stock were granted to all employees, including all current officers who are not executive officers, as a group. In addition, in 2006, no shares of restricted stock were granted to current directors, 39,246 shares of restricted stock were granted to all executive officers as a group, and 130,016 shares of restricted stock were granted to all employees, including all current officers who are not executive officers, as a group.

As of February 1, 2007, options to purchase 3,110,422 shares of Common Stock (527,635 of which were incentive stock options and 2,582,787 of which were nonqualifying options) were outstanding under the 1992 Stock Option Plan. The option exercise price under the 1992 Stock Option Plan may not be less than the greater of par value or 100% of the fair market value of the Common Stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to a grantee beneficially owning more than 10% of the outstanding Common Stock).

Federal Income Tax Consequences of the 1992 Stock Option Plan

Incentive Stock Options. The grant of an option is not a taxable event for the grantee or the Corporation. With respect to “incentive stock options,” a grantee will not recognize taxable income upon grant or exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long term capital gain if the grantee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the grantee’s alternative minimum taxable income in the year of exercise (except that, if the grantee is subject to certain securities law restrictions, the determination of the amount included in alternative minimum taxable income may be delayed, unless the grantee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. This excess increases the grantee’s basis in the shares for purposes of the alternative minimum tax but not for purposes of the regular income tax. A grantee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options (e.g., for a year in which the shares are sold at a gain). The Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

For the exercise of an incentive option to qualify for the foregoing tax treatment, the grantee generally must be an employee of the Corporation or a subsidiary from the date the option is granted through a date within three months before the date of exercise. There is no difference in the treatment for one who terminates employment prior to or after attaining normal retirement age. In the case of a grantee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

If all of the requirements for incentive option treatment are met except for the special holding period rules set forth above, the grantee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option is exercised over the option exercise price. However, if the grantee is subject to certain restrictions under the securities laws at the time the option is exercised, the measurement date may be delayed, unless the grantee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long or short term capital gain, depending upon whether or not the shares are sold more than one year after the option is exercised. If the grantee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option is exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change of control.

If a grantee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the grantee acquired the shares being transferred pursuant to the exercise of an incentive option and has not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax free exchange, the grantee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. These rules would not apply if the grantee used shares received pursuant to the exercise of an incentive option or another statutory option) as to which the grantee has not satisfied the applicable holding period requirement. In that case, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the grantee’s basis in the shares would be taxable.

Non-qualified Options. Upon exercising a non-qualifying option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the grantee is subject to certain restrictions imposed by the securities laws, the measurement date may be delayed, unless the grantee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, it will be entitled to a business expense deduction in the same amount, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change of control. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualifying option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If the grantee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered (regardless of whether the shares were acquired pursuant to the exercise of an incentive option) and the grantee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income.

Restricted Stock.  A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the Common Stock is subject to restrictions will be subject to withholding taxes. If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Corporation will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Stock.  A grantee who is awarded unrestricted shares (after satisfaction of the applicable performance criteria for a performance-based stock award) will recognize ordinary income in an amount equal to the fair market value of the shares of Common Stock on the date of the award, reduced by the amount, if any, paid for such shares of Common Stock. The Corporation will generally be allowed a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code.

Performance-Based Stock.  The award of performance-based stock will have no federal income tax consequences for the Corporation or for the grantee, except those attributable to the issuance of restricted or unrestricted stock (described in the preceding paragraphs) to the grantee upon satisfaction of the applicable performance criteria.

Stock Appreciation Rights.  There are no immediate tax consequences of receiving an award of stock appreciation rights under the 1992 Stock Option Plan. Upon exercising a SAR, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If the Corporation complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Corporation will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Required Vote

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to approve the amendment to the 1992 Stock Option Plan.

The Board of Directors recommends a vote FOR approval of the amendment to the 1992 Stock Option Plan. If not otherwise specified, proxies will be voted FOR approval.

Equity Compensation Plan Information

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Corporation’s equity compensation plans as of December 31, 2006.

	Number of shares to be		Number of shares remaining
	issued upon exercise of	Weighted-average exercise	available for future issuance under
Plan Category	outstanding awards	price of outstanding awards ($)	equity compensation plans
	(a)	(b)	(c)

Equity compensation plans approved by security holders	3,286,513	$36.38	1,012,906

Equity compensation plans not approved by security holders	None	None	None

Total	3,286,513	$36.38	1,012,906

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 3)

The Board of Directors has appointed the firm of KPMG LLP to continue as the independent registered public accounting firm for Webster for the year ending December 31, 2007, subject to ratification of the appointment by Webster’s shareholders. KPMG LLP was appointed as the independent registered public accounting firm of Webster Bank in 1985, has performed audits for Webster Bank for the years ended December 31, 1983 through 2006, and has similarly performed audits for Webster for the years ended December 31, 1986 through 2006. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP, an independent registered public accounting firm, to audit the financial statements of Webster for the year ending December 31, 2007 and the internal control over financial reporting of Webster as of December 31, 2007. No determination has been made as to what action the Board of Directors would take if Webster’s shareholders do not ratify the appointment.

Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG LLP as Webster’s independent registered public accounting firm for the year ending December 31, 2007.

Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR ratification of the appointment of KPMG LLP as Webster’s independent registered public accounting firm for the year ending December 31, 2007.

Auditor Fee Information

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Corporation’s annual financial statements for the years ended December 31, 2006 and December 31, 2005 and fees billed for other services rendered by KPMG LLP during those periods.

	Fiscal 2006	Fiscal 2005

Audit Fees (1)	$1,302,750	$1,345,000
Audit Related Fees (2)	167,725	118,500
Tax Fees (3)	–	36,200
All Other Fees (4)	25,027	–

Total	$1,495,502	$1,499,700

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of Webster’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

(2)	Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Webster’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to financial statement audits of certain employee benefit plans and subsidiaries.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include mergers and acquisitions tax compliance.

(4)	Other Fees consist of fees for products and services other than for services for which fees were reported as Audit Fees, Audit-Related Fees and Tax Fees. These services include assistance related to regulatory cash reserve requirements.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

Consistent with Securities and Exchange Commission requirements regarding auditor independence, the Audit Committee has adopted a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. Pre-approval is generally provided for up to one year and any pre-

approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve up to $100,000 in audit and permissible non-audit services. Any decisions by the Chairman of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. Management is required to report, on a quarterly basis, to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All engagements of the independent registered public accounting firm to perform any audit services and non-audit services after implementation of the pre-approval policy have been pre-approved by the Audit Committee in accordance with the policy. The pre-approval policy has not been waived in any instance. All engagements of the independent registered public accounting firm to perform any audit services and non-audit services prior to the date the pre-approval policy was implemented were approved by the Audit Committee in accordance with its normal functions, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission’s rules.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

Any proposal which a Webster shareholder wishes to have included in Webster’s Proxy Statement and form of proxy relating to Webster’s 2008 Annual Meeting of Shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by Webster’s Secretary at 145 Bank Street, Waterbury, Connecticut 06702 by November 9, 2007. Nothing in this paragraph shall be deemed to require Webster to include in its Proxy Statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at Webster’s 2008 Annual Meeting of Shareholders must be delivered to, or mailed to and received by, the Secretary of Webster not less than 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days’ notice or prior public disclosure of the meeting date to shareholders.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

By order of the Board of Directors

James C. Smith
Chairman and Chief Executive Officer

Waterbury, Connecticut
March 9, 2007

Annex A

WEBSTER FINANCIAL CORPORATION

1992 STOCK OPTION PLAN

(as amended and restated effective October 23, 2006,
as amended effective January 28, 2007)

Webster Financial Corporation (the “Corporation”) sets forth herein the terms of this 1992 Stock Option Plan (the “Plan”) as follows:

1.	PURPOSE.

The Plan is intended to advance the interests of the Corporation by providing eligible individuals (as designated pursuant to Section 4 below) with an opportunity to acquire or increase a proprietary interest in the Corporation, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Corporation and its subsidiaries, and will encourage such eligible individuals to remain in the employ or service of the Corporation or that of one or more of its subsidiaries. To this end, the Plan provides for the grant of stock options (“Options”), stock appreciation rights (“SARs”), Restricted Stock (as defined in Section 6(b)), and Performance-Based Stock (as defined in Section 6(c)) to eligible individuals. Options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein. Grants of Options, SARs, Restricted Stock, and Performance-Based Stock under the Plan are referred to collectively as “Incentive Awards.” The agreements setting out the terms of such grants are referred to collectively as “Award Agreements.” An Award Agreement may, from time to time, be issued as a grant notice (“Grant Notice”).

2.	ADMINISTRATION.

(a)   Board. The Plan shall be administered by the Board of Directors of the Corporation (the “Board”), which shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan or any Incentive Award granted or Award Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Board to be necessary or appropriate to the administration of the Plan or any Incentive Award granted or Award Agreement entered into hereunder. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting at which any issue relating to the Plan is properly raised for consideration or by unanimous consent of the Board executed in writing in accordance with the Corporation’s Certificate of Incorporation and By-Laws, and with applicable law. The interpretation and construction by the Board of any provision of the Plan or of any Incentive Award granted or Award Agreement entered into hereunder shall be final and conclusive.

(b)   Committee. The Board may from time to time appoint a committee to administer the Plan (the “Committee”) consisting of two or more members of the Board who qualify in all respects as “non-employee directors” as defined in Rule 16b-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) and “outside directors” for purposes of Section 162(m) of the Code. The Board, in its sole discretion, may provide that the role of the Committee shall be limited to making recommendations to the Board concerning any determinations to be made and actions to be taken by the Board pursuant to or with respect to the Plan, or the Board may delegate to the Committee such powers and authorities related to the administration of the Plan, as set forth in Section 2(a) above, as the Board shall determine, consistent with the Certificate of Incorporation and By-Laws of the Corporation and applicable law. The Board may remove members, add members, and fill vacancies on the Committee from time to time, all in accordance with the Corporation’s Certificate of Incorporation and By-Laws, and with applicable law. The majority vote of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

(c)   Designated Officer. In addition to delegation to the Committee, the Board may delegate to any officer of the Corporation (the “Designated Officer”) the power and authority to grant Incentive Awards under the Plan to any newly hired employee of the Corporation or any Subsidiary, who is employed at a level below Executive Vice President; provided, however, that the Designated Officer shall not grant Incentive Awards covering Stock in excess of the aggregate maximum number of shares of Stock specified by the Board for such purpose at the time of delegation to such officer (or in excess of the number of shares of Stock remaining available for issuance under the Plan pursuant to Incentive Awards).

(d)   Delegation to the Committee or the Designated Officer. In the event that the Plan or any Incentive Award granted or Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee or the Designated Officer if the power and authority to do so has been delegated to the Committee or the Designated Officer, respectively, by the Board as provided for in Section 2(b) or Section 2(c) above. Unless otherwise expressly determined by the Board, any such action or determination by the Committee or the Designated Officer shall be final and conclusive.

(e)   No Liability. No member of the Board or of the Committee nor any Designated Officer shall be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted or Award Agreement entered into hereunder.”

3.	STOCK.

The stock that may be issued pursuant to Incentive Awards granted under the Plan shall be shares of Common Stock, par value $.01 per share, of the Corporation (the “Stock”), which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Incentive Awards granted under the Plan shall not exceed in the aggregate 8,261,000 shares, which number of shares is subject to adjustment as hereinafter provided in Section 17 below. Of the aggregate shares, 2,200,000 resulted from an increase to the prior share pool, which was approved by the shareholders of the Corporation at the Corporation’s 2003 annual meeting. Of the increase in Incentive Awards by 2,200,000 shares of Stock, no more than an aggregate of 220,000 shares therefore may be actually issued as Restricted Stock or Performance-Based Stock. Of the aggregate shares, 1,600,000 resulted from an increase to the prior share pool, which was approved by the shareholders of the Corporation at the Corporation’s 2007 annual meeting. Of the increase in Incentive Awards by 1,600,000 shares of Stock, no more than an aggregate of 600,000 shares therefore may be actually issued as Restricted Stock or Performance-Based Stock. The Board shall account for which Restricted Stock and Performance-Based Stock awards were granted pursuant to such amendments in its sole and complete discretion.

If any Incentive Award expires, terminates, or is terminated for any reason before exercise or vesting in full, the shares of Stock that were subject to the unexercised, forfeited, expired or terminated portion of such Incentive Award shall be available for future grants of Incentive Awards under the Plan. Notwithstanding any provision of the Plan to the contrary, liberal share counting is not permitted under the Plan such that no shares of Stock derived from any of the following circumstances may be added to the Plan’s reserve of shares: (i) shares tendered in payment of an Option, (ii) shares withheld for taxes, (iii) shares repurchased by the Corporation using Option proceeds, or (iv) SARs settled in Stock when only the shares delivered are counted against the Plan reserve.

4.	ELIGIBILITY.

(a)   Employees and Subsidiary Directors. Incentive Awards may be granted under the Plan to any full-time employee of the Corporation or any Subsidiary (including any such employee who is an officer or director of the Corporation or any Subsidiary) or to any directors of a Subsidiary who are not officers or employees of the Corporation or any Subsidiary (“Subsidiary Directors”) as the Board shall determine and designate from time to time before expiration or termination of the Plan. (An eligible individual who receives an Incentive Award under the Plan shall be referred to as a “Grantee.”) The maximum number of shares of Stock subject to Options or SARs that may be granted under the Plan to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 500,000 shares (subject to adjustment as provided in Section 17 hereof). The maximum number of shares of Stock that can be awarded under the Plan as Restricted Stock and Performance-Based Stock to any officer or other employee of the Corporation or any Subsidiary in any calendar year is 100,000 shares (subject to adjustment as provided in Section 17 hereof).

(b)   Non-Employee Directors. Effective April 26, 2001, directors of the Corporation who are not officers or other salaried employees of the Corporation or any Subsidiary thereof (“Non-Employee Directors”) shall be eligible to become Grantees under the Plan.

An individual may hold more than one Incentive Award, subject to such restrictions as are provided herein.

5.	EFFECTIVE DATE AND TERM OF THE PLAN.

(a)   Effective Date. The Plan was effective as of March 23, 1992. The Plan has been previously restated twice effective April 26, 2001 and January 31, 2005, respectively. The Plan now is amended and restated effective October 23, 2006, and shall be applicable to Incentive Awards granted on or after that date.

(b)   Term. The Plan shall terminate on March 20, 2013.

6.	GRANT OF INCENTIVE AWARDS.

(a)   Options. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee Options to purchase such number of shares of the Stock on such terms and conditions as the Board may determine, including any terms or conditions which may be necessary to qualify such Options as incentive stock options (“Incentive Stock Options) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the corresponding provision of any subsequently enacted tax statute (the “Code”). The date on which the Board approves the grant of an Option shall be considered the date on which such Option is granted; provided that the date of on which the Grantee first renders services to the Company or a Subsidiary (the “Hire Date”) shall be the grant date if the Hire Date is later than the date on which the Board approves the grant. No Option may be exercisable after the date of grant prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee, and, provided, further, that this service requirement applies solely with respect to options granted by reason of the 2,200,000 or 1,600,000 increases in shares of Stock referenced in Section 3. The Board shall account for which Options were granted from the increased shares in its sole and complete discretion.

(b)   Restricted Stock Awards. For purposes of the Plan, “Restricted Stock” means shares of Stock awarded to a Grantee pursuant to this Section 6(b), which are subject to forfeiture restrictions based on the Grantee’s length of service or other non-performance-based criteria. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee shares of Restricted Stock. Except with respect to Restricted Stock issued upon fulfillment of the performance criteria for Performance-Based Stock, no Restricted Stock award may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee, and, provided, further, that this service requirement applies solely with respect to: (i) Restricted Stock awards granted by reason of the 2,200,000 increase in shares of Stock referenced in Section 3, of which an aggregate maximum of 220,000 shares may be issued as Restricted Stock or Performance-Based Stock and (ii) Restricted Stock awards granted by reason of the 1,600,000 increase in shares of Stock referenced in Section 3, of which an aggregate maximum of 600,000 shares may be issued as Restricted Stock or Performance-Based Stock. Each grant of Restricted Stock shall be effected by the execution of an Award Agreement setting out the terms and conditions applicable thereto and by the issuance of shares of Restricted Stock.

Upon attainment of the vesting requirements (or, to the extent specified by the Board, partial attainment of such requirements), the Grantee of a Restricted Stock award shall be entitled to the shares of Stock specified in the grant (or the portion of such shares earned by partial attainment of the requirements, as applicable) free of restrictions, except as set out in Section 15. Upon the failure of the Grantee to pay the price specified for the shares within the time set by the Board at the time of the grant or upon termination of the Grantee’s employment without the Grantee having satisfied the service requirement specified at the time of grant, except as shall otherwise have been specified in the Award Agreement at the time of grant or in an amendment thereto, the shares of Restricted Stock (or appropriate portion thereof) shall be forfeited and shall again be available for re-grant under the terms of the Plan. The Board may require that the certificates evidencing the grant of shares of Restricted Stock hereunder be held by an officer of the Corporation until such restrictions have expired. The Board may also cause a legend to be placed on such certificates making appropriate reference to the restrictions to which the shares are subject. Unless the Board otherwise provides in an Award Agreement, Grantees of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board shall determine the amount, form, timing and other terms regarding payment of such dividends. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock.

(c)   Performance-Based Stock Awards. For purposes of the Plan, “Performance-Based Stock” means an Incentive Award granted to a Grantee pursuant to this Section 6(c), which is subject to the attainment of pre-established performance goals over a performance period of at least one year and up to ten years, the attainment of which would, subject to the additional terms and conditions of this paragraph and the Plan generally, entitle the Grantee to receive Stock and/or Restricted Stock in a pre-determined amount or an amount determined pursuant to the performance criteria formulation. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan, award to a Grantee an Incentive Award of Performance-Based Stock. No Performance-Based Stock may vest prior to the completion of a minimum of one year of service for the Corporation or a Subsidiary from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee, and, provided, further, that this service requirement applies solely with respect to: (i) Performance-Based Stock awards granted by reason of the 2,200,000 increase in shares of Stock referenced in Section 3, of which an aggregate maximum of 220,000 shares may be issued as Restricted Stock or Performance-Based Stock and (ii) Performance-Based Stock awards granted by reason of the 1,600,000 increase in shares of Stock referenced in Section 3, of which an aggregate maximum of 600,000 shares may be issued as Restricted Stock or Performance-Based Stock. Each grant of Performance-Based Stock shall be effected by the execution of an Award Agreement setting out the terms and conditions applicable thereto and, in the Board’s discretion, all or a portion of the shares of Stock subject to the Performance-Based Stock award may be issued at the time of grant subject to the applicable performance objectives.

The applicable performance objectives for a Performance-Based Stock award shall be established in writing by the Board before the ninetieth day after the beginning of any performance period applicable to such award and while the outcome is substantially uncertain, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m). Performance objectives shall be based on one or more of the following criteria: the Corporation’s Stock price, income, operating profit, assets and liabilities, stockholders equity, market share, operating revenue, operating expenses, financial ratings by outside agencies, earnings per share or return on assets, equity or investments. Performance objectives may include positive results, maintaining the status quo or limiting economic losses.

Upon attainment of the specified performance objectives (or, to the extent specified by the Board, partial attainment of such objectives), the Grantee of a Performance-Based Stock award shall be entitled to the shares of Stock and/or Restricted Stock specified in the grant (or the portion of such shares earned by partial attainment of the objectives, as applicable), except as set out in Section 15. Upon the failure of the Grantee to pay the price specified for the shares within the time set by the Board at the time of the grant or upon the expiration of the specified period for attaining performance objectives without such objectives having been achieved, except as shall otherwise have been specified in the Award Agreement at the time of grant or in an amendment thereto, the shares of Performance-Based Stock (or appropriate portion thereof) shall be forfeited and shall again be available for re-grant under the terms of the Plan. The Board may require that the certificates evidencing the grant of shares of Performance-Based Stock hereunder be held by an officer of the Corporation until the applicable performance objectives have been attained. The Board may also cause a legend to be placed on such certificates making appropriate reference to the conditions to which the shares are subject. Unless the Board otherwise provides in an Award Agreement, with respect to Stock treated as issued subject to attainment of performance criteria, Grantees shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board shall determine the amount, form, timing and other terms regarding payment of any such dividends. The Board may provide that any dividends paid on Performance-Based Stock must be reinvested in shares of Stock, which may or may not be subject to the same conditions applicable to such Performance-Based Stock.

(d)   Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Board may, at any time and from time to time, before the date of termination of the Plan award to a Grantee a SAR. A SAR shall confer on the Grantee to whom it is awarded the right to receive, upon exercise, the excess of (i) the fair market value of a share of Stock on the date of exercise (determined in good faith by the Board), over (ii) the grant price. Each grant of a SAR shall be effected by execution of an Award Agreement setting out the terms and conditions applicable thereto. The

Award Agreement for a SAR shall specify the grant price of the SAR, which shall be no less than the fair market value of a share of Stock on the date of grant. The date on which the Board approves the award of a SAR shall be considered the date of grant. No SAR may be exercisable after the date of grant prior to the completion of a minimum of one year of service for the Corporation from the date of such grant to the Grantee, unless the Board provides that such service will not be required in the case of death or disability of the Grantee. Each SAR shall be settled in whole shares of Stock, with any fractional share of Stock that would result from exercise of the SAR eliminated entirely.

(e)   Deferral. The Board may establish rules and procedures setting forth the circumstances under which distribution or the receipt of Stock and other amounts payable with respect to an Incentive Award shall be deferred either automatically or at the election of the Grantee and whether and to what extent the Corporation shall pay or credit amounts constituting interest (at rates determined by the Board) or dividends or deemed dividends on such deferrals.

7.	LIMITATION ON INCENTIVE STOCK OPTIONS.

An Option shall constitute an Incentive Stock Option only (i) if the Option is awarded to an eligible individual who is an employee of the Corporation or any Subsidiary of the Corporation; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate fair market value (determined at the time the option is granted) of the shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year (under the Plan and all other plans of the Grantee’s employer corporation and its parent and subsidiary corporations within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.	AWARD AGREEMENTS.

All Incentive Awards granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an award of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options. To the extent an Award Agreement for an Option or SAR is issued in the form of a Grant Notice which omits the specific terms governing the Option or SAR, the standard provisions set forth in this Plan shall apply. In particular, under any such Grant Notice, the terms set forth in Sections 10, 11, 12, and 13, respectively, shall apply to (i) the term and exercisability of the Option or SAR; (ii) the transferability of the Option or SAR; (iii) the effect of termination of service or employment; or (iv) the rights in the event of death, disability or termination of employment on or after attainment of the normal retirement age as defined in the Corporation’s pension plan (“Normal Retirement”).

9.	OPTION PRICE.

The purchase price of each share of the Stock subject to an Option (the “Option Price”) shall be fixed by the Board and stated in each Award Agreement, and shall be not less than the greater of par value or 100 percent of the fair market value of a share of the Stock on the date the Option is granted (as determined in good faith by the Board); provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option which is intended to be an Incentive Stock Option shall be not less than the greater of par value or 110 percent of the fair market value of a share of Stock at the time such Option is granted. In the event that the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the Nasdaq National Market, or otherwise is publicly traded in an established securities market, in determining the fair market value of the Stock, the Board shall use the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading date immediately before the Option is granted (or, if there is no such closing price, then the Board shall use the mean between the highest bid and lowest asked prices or between the high and low prices on such date), or, if no sale of the Stock has been made on such day, on the next preceding day on which any such sale shall have been made.

No Option granted under the Plan shall be amended or modified so as to reduce the Option Price of such Option and no other action shall be taken to reprice any Option if such amendment, modification or other repricing would result in a charge against the earning of the Corporation or any of its affiliates.

10.	TERM AND EXERCISE OF OPTIONS AND SARS.

(a)   Term. Subject to Sections 12 and 13 below, each Option or SAR granted under the Plan shall terminate and all rights to acquire shares thereunder shall cease upon the expiration of 10 years from the date such Option or SAR is granted, or on such earlier date as explicitly stated in the Award Agreement; provided, however, that in the event the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Grantee which is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

(b)   Exercisability Period and Limitations on Exercise. Subject to Sections 6(a) and 6(d), as applicable, each Option or SAR shall vest and become exercisable, in whole or in part, at any time and from time to time, over a period commencing on or after the date of grant and ending upon the expiration or termination of the Option or SAR, as the Board shall determine and set forth in the Award Agreement relating to such Option or SAR; provided, however, that to the extent the Option or SAR is awarded pursuant to a Grant Notice, and subject to Sections 6(a) and 6(d), as applicable, the Option or SAR shall then vest in equal annual installments ratable on each vesting date stated in the Grant Notice or, if the Grant Notice provides for cliff vesting, on the last day of the vesting period, subject to the continued service of the Grantee on each vesting date or, in the case of cliff vesting, the vesting date, such that, except as provided otherwise in Section 12 or Section 17, any portion of an Option or SAR not yet vested or exercisable as of the date the Grantee ceases to provide continuous services to the Corporation or a Subsidiary, shall be forfeited and shall not in the future become exercisable. Without limiting the foregoing, the Board, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option or SAR may not be exercised in whole or in part for any period or periods of time during which such Option or SAR is outstanding; provided, however, that any such limitation on the exercise of an Option or SAR may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the date of grant of such Option or SAR, so as to accelerate the time at which the Option or SAR may be exercised. Each Option or SAR granted to Non-Employee Directors or Subsidiary Directors shall be exercisable, in whole or in part, at any time and from time to time, over a period commencing on the date of grant and ending on the expiration or termination of the Option or SAR as set forth in the Award Agreement.

(c)   Method of Option Exercise. An Option that is exercisable hereunder may be exercised by delivery to the Corporation on any business day, at its principal office, addressed to the attention of the Committee, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of 100 shares or the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Corporation of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value (determined in the manner described in Section 9 above) on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). Unless the Award Agreement provides otherwise, payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Stock certificate or certificates for the shares for which the Option is exercised be delivered to a licensed broker acceptable to the Corporation as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Corporation cash (or cash equivalents acceptable to the Corporation) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Corporation may, in its judgment, be required to withhold with respect to the exercise of the Option. If the person exercising the Option is not the Grantee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing his ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option which is an Incentive Stock Option, which certificate or certificates shall not include any shares which were purchased pursuant to the exercise of an Option which is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to him and, except as provided in Section 17 below, no adjustment shall be made for dividends or other rights for which the record date is before the date of such issuance.

11.	TRANSFERABILITY OF INCENTIVE AWARDS.

(a)   Restricted Stock and Performance-Based Stock. No shares of Restricted Stock or Performance-Based Stock shall be sold, transferred, assigned, pledged or otherwise encumbered until the Grantee has satisfied all applicable performance objectives, if any, and service requirements (if any) imposed as a condition to the vesting of such shares and until the lapse or expiration of all other applicable restrictions and conditions imposed by the Board with respect to such shares.

(b)   SARs. During the lifetime of a Grantee to whom a SAR is granted, only such Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise such SAR. No SAR shall be sold, transferred, assigned, pledged or otherwise encumbered by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

(c)   Options. During the lifetime of a Grantee to whom an Incentive Stock Option is granted, only such Grantee (or, in the event of legal incapacity or incompetence, the Grantee’s guardian or legal representative) may exercise such Incentive Stock Option. No Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and provided the Award Agreement sets forth this provision explicitly, the Board, subject to the terms and conditions of the Plan, may in its sole discretion permit a Grantee to transfer not for value all or part of an Option that is not intended to constitute an Incentive Stock Option to a Family member or a Family Trust, provided that the transferee shall enter into a written agreement to be bound by the terms of the Plan and the Award Agreement and any subsequent transfer of the Option or shares of Stock shall be subject to the transfer restrictions set out in the Plan. A transfer to an entity in which more than 50% of the voting interests are owned by Family members (or the Grantee) in exchange for an interest in that entity, shall be considered to be “not for value” for this purpose. For this purpose, “Family” means the child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Grantee, including adoptive relationships, or any person sharing the Grantee’s household (other than a tenant or employee) and “Family Trust” means a trust in which members of the Grantee’s Family have more than 50% of the beneficial interest, a foundation in which members of the Grantee’s Family (or the Grantee) control the management of assets, and any other entity in which a member of the Grantee’s Family (or the Grantee) owns more than 50% of the voting interests.

12.	TERMINATION OF SERVICE OR EMPLOYMENT.

(a)   Employees. With respect to an Option or SAR, upon the termination of the employment or service of the Grantee (other than a Subsidiary Director or Non-Employee Director) with the Corporation or a Subsidiary, other than by reason of the death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or after the Grantee’s attainment of Normal Retirement, any Option or SAR granted pursuant to the Plan shall terminate three months after the date of such termination of employment or service, unless earlier terminated pursuant to Section 10(a) above, and such Grantee shall have no further right to purchase shares of Stock pursuant to such Option or to settle the SAR; provided, however, that, subject to Sections 6(a) and 6(d), in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without “cause,” and this termination occurs prior to full vesting and exercisability of the Option or SAR, the portion of the Grantee’s Option or SAR considered vested and exercisable shall be determined by multiplying the number of shares of Stock subject to the Option or SAR by a fraction, the numerator of which is the number of full calendar months during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of months of service required to achieve full vesting and exercisability. For purposes of this Section 12(a), “cause” shall mean termination because of the Grantee’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, material breach of any provision of any employment agreement between the Grantee and the Corporation or any Subsidiary, or a definitive determination that the Grantee’s job performance is unsatisfactory pursuant to the written performance review procedures of the Corporation or any Subsidiary. Furthermore, in the event of a Grantee’s death during the period following the Grantee’s termination of employment or service under this Section 12(a), the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such Grantee’s death and before termination of the Option as provided in Section 10(a) above, to exercise any Option held by such Grantee at the date of such Grantee’s death, subject to any installment limitation on exercise imposed pursuant to Section 10(b) above or above in Section 12(a), as applicable.

With respect to an award of Restricted Stock, upon the termination of the employment or service of a Grantee with the Corporation or a Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or after the Grantee’s attainment of Normal Retirement, any Restricted Stock issued to such Grantee that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise; provided, however, that, subject to Section 6(b), in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without “cause” (as defined above) and this termination occurs prior to full vesting and the lapse of all applicable restrictions and conditions, the vested portion of the Grantee’s Restricted Stock shall be determined by multiplying the number of shares of Restricted Stock subject to the award by a fraction, the numerator of which is the number of full calendar months during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of months of service required to achieve full vesting and the lapse of all applicable restrictions and conditions.

With respect to an award of Performance-Based Stock, upon termination of the employment or service of a Grantee with the Corporation or a Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any Performance-Based Stock issued to such Grantee that has not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise; provided, however, that, subject to Section 6(c), in the event the Corporation or Subsidiary, as applicable, terminates the Grantee’s employment without “cause” (as defined above) and this termination occurs prior to completion of the performance period, shares of Performance-Based Stock granted to such Grantee shall be eligible to become fully vested if and when the ordinary performance period ends, provided, and only to the extent that, the applicable performance criteria are satisfied. To the extent the criteria are satisfied, the shares that actually shall vest shall be the number of shares issuable upon the attained level of performance multiplied by a fraction, the numerator of which is the number of full calendar months during which the Grantee was employed by the Corporation or a Subsidiary after the vesting commencement date specified in the Award Agreement and the denominator of which is the number of months of service required to achieve full vesting of the Performance-Based Stock award.

Upon forfeiture of Restricted Stock or Performance-Based Stock, the Grantee shall have no further rights with respect to such Restricted Stock or Performance-Based Stock, including but not limited to any right to vote Restricted Stock or Performance-Based Stock or any right to receive dividends with respect to such shares of Restricted Stock or Performance-Based Stock. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or service for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment or service with the Corporation or a Subsidiary shall not be deemed to occur if immediately thereafter the Grantee is employed with the Corporation or any Subsidiary or is serving as a Subsidiary Director or Non-Employee Director.

(b)   Non-Employee Directors and Subsidiary Directors. Any Option or SAR granted to a Non-Employee Director or Subsidiary Director shall not terminate until the expiration of the term of the Option or SAR regardless of whether the Non-Employee Director or Subsidiary Director continues to serve as a director of the Corporation, unless earlier terminated pursuant to Section 10(a) above; provided, however, that the Board may provide, by inclusion of appropriate language in an Award Agreement, that a Grantee may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of service of the Grantee with the Corporation as a Non-Employee Director or Subsidiary Director, exercise an Option or SAR, in whole or in part, within a specified period of time subsequent to such termination of service and before termination of the Option or SAR as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.

13.	RIGHTS IN THE EVENT OF DEATH, DISABILITY OR RETIREMENT.

(a)   Death of an Employee. If a Grantee (other than a Non-Employee Director or Subsidiary Director) dies while employed by the Corporation or a Subsidiary, the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right (subject to the general limitations on exercise set forth in Section 10(b)

above), at any time subsequent to such Grantee’s death and before termination of the Option as provided in Section 10(a) above, to exercise any Option or SAR held by such Grantee at the date of such Grantee’s death, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. If a Grantee dies while employed by the Corporation or a Subsidiary, except as provided in the applicable Award Agreement, all shares of Restricted Stock granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate. If a Grantee dies while employed by the Corporation or a Subsidiary, except as provided in the applicable Award Agreement, shares of Performance-Based Stock granted to such Grantee shall fully vest if and when the ordinary performance period for the award ends, provided, and only to the extent that, the applicable performance criteria are satisfied. The preceding sentence also applies to any Restricted Stock otherwise issuable in connection with such Performance-Based Stock The shares of Stock deliverable in accordance with the terms of this Section 13(a) shall be delivered to the executors, administrators, legatees or distributees of the Grantee’s estate.

(b)   Disability of an Employee. If a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, then such Grantee shall have the right (subject to the general limitations on exercise set forth in Section 10(b) above), at any time subsequent to such termination of employment or service and before termination of the Option or SAR as provided in Section 10(a) above, to exercise, in whole or in part, any such Option or SAR held by such Grantee at the date of such termination of employment or service, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. If a Grantee terminates employment or service with the Corporation or a Subsidiary by reason of “permanent and total disability” (as defined above), except as provided in the applicable Award Agreement, all shares of Restricted Stock granted to such Grantee shall fully vest upon such termination of employment. If a Grantee terminates employment or service with the Corporation or a Subsidiary by reason of “permanent and total disability” (as defined above), except as provided in the applicable Award Agreement, shares of Performance-Based Stock granted to such Grantee shall fully vest if and when the ordinary performance period for the award ends, provided, and only to the extent that, the applicable performance criteria are satisfied. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of this Plan shall be determined by the Board, which determination shall be final and conclusive.

(c)   Death or Disability of a Non-Employee Director or Subsidiary Director. Any Option or SAR granted to a Non-Employee Director or Subsidiary Director shall not terminate until the expiration of the term of the Option or SAR regardless of whether the Non-Employee Director or Subsidiary Director continues to serve as a director of the Corporation or Subsidiary, unless earlier terminated pursuant to Section 10(a) above; provided, however, that the Board may provide, by inclusion of appropriate language in an Award Agreement, that a Grantee (or, in the event of the death of the Grantee, the executors or administrators or legatees or distributees of such Grantee’s estate) may (subject to the general limitations on exercise set forth in Section 10(b) above), in the event of termination of service of the Grantee with the Corporation as a Non-Employee Director or Subsidiary Director because of death or disability, exercise an Option or SAR, in whole or in part, within a specified period of time subsequent to such termination of service and before termination of the Option or SAR as provided in Section 10(a) above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above.

(d)   Normal Retirement of an Employee. Subject to Sections 6(a) and 6(d), as applicable, if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement of such Grantee, then such Grantee shall have the right, at any time after such termination of employment or service and before termination of the Option or SAR as provided in Section 10(a) above, to exercise, in whole or in part, any Option or SAR held by such Grantee at the date of such termination of employment or service, without regard to any installment limitation on exercise imposed pursuant to Section 10(b) above. Subject to Section 6(b), if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment or service with the Corporation or a Subsidiary by reason of Normal Retirement of such Grantee, then the restrictions on such Grantee’s Restricted Stock shall lapse and the Grantee shall be entitled to the shares of Stock as specified in the Grantee’s Award Agreement. Subject to Section 6(c) and notwithstanding any provision to the contrary in the Plan, if a Grantee (other than a Non-Employee Director or Subsidiary Director) terminates employment with the Corporation or a Subsidiary by reason of Normal Retirement, shares of Performance-Based Stock granted to such Grantee shall fully vest if and when the ordinary performance period for the award ends, provided, and only to the extent that, the applicable performance criteria are satisfied.

14.	USE OF PROCEEDS.

The proceeds received by the Corporation from the sale of Stock pursuant to Incentive Awards granted under the Plan shall constitute general funds of the Corporation.

15.	REQUIREMENTS OF LAW.

The Corporation shall not be required to sell or issue any shares of Stock under any Incentive Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Incentive Award or the Corporation of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Specifically in connection with the Securities Act of 1933 as now in effect or as hereafter amended (the “Securities Act”), upon exercise of any Option or SAR, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option or SAR, the Corporation shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the holder of such Option or SAR may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive.

16.	AMENDMENT AND TERMINATION OF THE PLAN.

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Incentive Awards have not been granted; provided, however, that no amendment by the Board shall, without approval by a majority of the votes cast at a duly held meeting of the shareholders of the Corporation at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, (a) materially change the requirements as to eligibility to receive Incentive Awards; (b) increase the maximum number of shares of Stock in the aggregate that may be sold or otherwise awarded pursuant to Incentive Awards granted under the Plan (except as permitted under Section 17 hereof); (c) change the minimum Option Price set forth in Section 9 hereof or the minimum grant price for a SAR set forth in Section 6(d) hereof (except as permitted under Section 17 hereof); (d) increase the maximum period during which Options or SARs may be exercised; (e) extend the term of the Plan; or (f) materially increase the benefits accruing to eligible individuals under the Plan. Except as permitted under Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of the Incentive Award, impair rights or obligations under any Incentive Award theretofore granted under the Plan.

17.	EFFECT OF CHANGES IN CAPITALIZATION.

(a)   Changes in Stock. If the outstanding shares of Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Corporation, occurring after the effective date of the Plan, the number and kinds of shares for the purchase of which Incentive Awards may be granted under the Plan shall be adjusted proportionately and accordingly by the Corporation. In addition, the number and kind of shares for which Options or SARs are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the holder of the Option immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price or grant price payable with respect to shares subject to the unexercised portion of the Option or SAR outstanding, but shall include a corresponding proportionate adjustment in the Option Price or grant price per share.

(b)   Reorganization in Which the Corporation Is the Surviving Corporation. Subject to Subsection (c) hereof, if the Corporation shall be the surviving corporation in any reorganization, merger, or consolidation of the Corporation with one or more other corporations, any Incentive Award theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Incentive Award would have been entitled immediately following such reorganization, merger, or consolidation, and, in the case of an Option or SAR, with a corresponding proportionate adjustment of the Option Price or grant price per share so that the aggregate Option Price or grant price thereafter shall be the same as the aggregate Option Price or grant price of the shares remaining subject to the Option immediately before such reorganization, merger, or consolidation.

(c)   Reorganization in Which the Corporation Is Not the Surviving Corporation or Sale of Assets or Stock. Upon the dissolution or liquidation of the Corporation, or upon a merger, consolidation or reorganization of the Corporation with one or more other corporations in which the Corporation is not the surviving corporation, or upon a sale of substantially all of the assets of the Corporation to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Corporation is the surviving corporation) approved by the Board which results in any person or entity owning 80 percent or more of the combined voting power of all classes of stock of the Corporation, the Plan and all Incentive Awards outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Incentive Awards theretofore granted, or for the substitution for such Incentive Awards of new options, stock appreciation rights, Restricted Stock, or Performance-Based Stock as applicable, covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and, in the case of Options and SARs, exercise or grant prices, in which event the Plan and Incentive Awards theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, all restrictions on Restricted Stock and Performance-Based Stock shall lapse and the Grantee shall become the owner outright of the Stock and each individual holding an Option or SAR shall have the right, for 30 days immediately prior to the occurrence of such termination, to exercise such Option in whole or in part, without regard to any limitation on exercise imposed pursuant to Section 10(b) above, unless otherwise explicitly provided in the Award Agreement. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options or SARs not later than the time at which the Corporation gives notice thereof to its shareholders.

(d)   Change of Control Accelerated Vesting. With the exception of any officer who declines to execute the amendment to the Change of Control Employment Agreement approved by the Board on January 31, 2005, and except as may otherwise be explicitly provided in an Award Agreement, even if Incentive Awards are assumed or continued in connection with such transaction, Incentive Awards outstanding to eligible individuals who continue to render services to the Corporation or a Subsidiary immediately prior to a Change of Control shall become fully vested, and, in the case of Options or SARs, exercisable, upon the Change of Control; provided that any Performance-Based Stock award that shall become fully vested pursuant to this Section 17(d) shall vest at the greater of (i) the target level determined under the Award Agreement, or (ii) the amount determined as of the Valuation Date as though the Valuation Date were the natural end of the performance period. For this purpose, Valuation Date means the day immediately prior to the Change of Control or, if earlier, but contingent on consummation of the Change of Control, the date immediately prior to the signing of a definitive agreement that would result in a Change of Control.

(e)   Adjustments. Adjustments under this Section 17 related to Stock or securities of the Corporation shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

(f)   No Limitations on Corporation. The grant of an Incentive Award pursuant to the Plan shall not affect or limit in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(g)   Distribution of Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock or Performance-Based Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original grant.

18.	CHANGE OF CONTROL DEFINED.

(a)   General Rule. For the purpose of this Plan, a “Change of Control” shall mean the occurrence of any one of the events described in Sections 18(b) through 18(e) below.

(b)   Stock Acquisition. A Change of Control shall occur upon the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting

Securities”); provided, however, that for purposes of this subsection (b), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any company controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (d) of this Section 18.

(c)   Board Change. A Change of Control shall occur when individuals who, as of January 31, 2005, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(d)   Certain Other Business Transactions. A Change of Control shall occur upon consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

(e)   Liquidation or Dissolution. A Change of Control shall occur upon approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

19.	DISCLAIMER OF RIGHTS.

No provision in the Plan or in any Incentive Award granted or Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Corporation or any Subsidiary, or to interfere in any way with the right and authority of the Corporation or any Subsidiary either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Corporation or any Subsidiary.

20.	NONEXCLUSIVITY OF THE PLAN.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

21.	WITHHOLDING TAXES.

The Corporation or any Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Incentive Awards or with respect to the exercise of Options or SARs. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Corporation or such Subsidiary, as the case may be, any amount that the Corporation or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Corporation or any Subsidiary, as the case may be, which may be withheld in the sole discretion thereof, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Corporation or such Subsidiary to withhold shares of Stock otherwise deliverable under a Restricted Stock or Performance-Based Stock award or a SAR or by withholding from the Stock to be issued upon the exercise of an Option or (ii) by delivering to the Corporation or such Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have a fair market value equal to the withholding obligations. The fair market value of the shares of Stock used to satisfy the withholding obligation shall be determined by the Corporation or any Subsidiary as of the date that the amount of tax to be withheld is determined.

*    *    *

145 BANK STREET
WEBSTER PLAZA
WATERBURY, CT 06702
INSTRUCTIONS FOR VOTING BY INTERNET, TELEPHONE OR MAIL
Webster Financial Corporation encourages you to take advantage of convenient voting methods. Please take this opportunity to use one of the three voting methods below. Voting is easier than ever.
Proxies submitted by Internet or telephone must be received no later than 11:59 p.m., Eastern Time, on April 25, 2007.
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information no later than 11:59 p.m., Eastern Time, on April 25, 2007. Have your proxy card in hand when you access the web site and follow the instructions.
VOTE BY TELEPHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions no later than 11:59 p.m., Eastern Time, on April 25, 2007. Have your proxy card in hand when you call and follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope provided for that purpose, or return it to Webster Financial Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Webster Financial Corporation in mailing proxy material, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above for voting by Internet and, when prompted, indicate that you agree to receive or access future shareholder communications electronically.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	WEBST1	KEEP THIS PORTION FOR YOUR RECORDS

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-		DETACH AND RETURN THIS PORTION ONLY
PAID ENVELOPE, UNLESS YOU ARE VOTING BY INTERNET OR TELEPHONE
   WEBSTER FINANCIAL CORPORATION
     The Board of Directors recommends a vote
     FOR all nominees and FOR Proposals 2 and 3.

1.	To elect three directors to serve for three-year terms (Proposal 1).		FOR ALL	WITHHOLD FROM ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	NOMINEES:	01 — Joel S. Becker
02 — William T. Bromage
		03 — James C. Smith	☐	☐	☐

		For	Against	Abstain

2.	To amend the Webster Financial Corporation 1992 Stock Option Plan (Proposal 2).	☐	☐	☐

3.	To ratify the appointment by the Board of Directors of KPMG LLP as the independent registered public accounting firm of Webster Financial Corporation for the fiscal year ending December 31, 2007 (Proposal 3).	☐	☐	☐

4.	The proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments thereof, in accordance with the determination of a majority of the Board of Directors of Webster Financial Corporation.

To change the address on your account, please check this box and indicate your new address in the space provided on the reverse side. Changes in the registered name(s) on the account may not be submitted via this method.
Please sign exactly as your name appears above. Joint owners should each sign. Where applicable, indicate your official position or representation capacity.
☐

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

REVOCABLE PROXY
Annual Meeting of Shareholders
April 26, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned shareholder of Webster Financial Corporation (the “Corporation”) hereby appoints John J. Crawford, Robert A. Finkenzeller and C. Michael Jacobi, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 4:00 p.m., Eastern Time, on Thursday, April 26, 2007, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, and at any adjournments of the meeting, for the following purposes. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.
     This proxy will be voted as directed by the undersigned shareholder. Unless contrary direction is given, this proxy will be voted FOR the election of the nominees listed in Proposal 1; FOR the amendment of the Corporation’s 1992 Stock Option Plan (Proposal 2); FOR the ratification of the Corporation’s appointment of KPMG LLP as its independent registered public accounting firm (Proposal 3); and in accordance with the determination of a majority of the Board of Directors as to other matters. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Assistant Secretary of the Corporation, by re-voting by Internet or telephone, or by attending the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.
Please sign and return the proxy card promptly in the enclosed envelope.

Address Changes:

(If you noted any address changes above, please mark corresponding box on the reverse side.)
(Continued and to be signed and dated on the reverse side)